Exhibit 1.1

MGM GROWTH PROPERTIES LLC

SALES AGREEMENT

April 30, 2019

BNP Paribas Securities Corp. 787 Seventh Avenue New York, New York 10019	Fifth Third Securities, Inc. 424 Church Street, Suite 600 Maildrop UTFC6B Nashville, Tennessee 37219

Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, New York 10019	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, NY 10281

Evercore Group L.L.C. 55 East 52nd Street New York, New York 10055	SMBC Nikko Securities America, Inc. 277 Park Avenue, 5th Floor New York, New York 10172

As Agents

BNP Paribas 787 Seventh Avenue New York, New York 10019	The Bank of Nova Scotia c/o Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281

Crédit Agricole Corporate and Investment Bank c/o Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, New York 10019

As Forward Purchasers

Ladies and Gentlemen:

MGM Growth Properties LLC, Delaware limited liability company (the “Company”), and MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), confirm their agreement with BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., each as sales agent and/or principal and/or (except in the case of Evercore Group L.L.C., Fifth Third Securities, Inc. and SMBC Nikko Securities America, Inc.) forward seller (in any such capacity, each an “Agent” and together the “Agents”) and BNP Paribas, Crédit Agricole Corporate and Investment Bank and The Bank of

Nova Scotia, each as forward purchaser (in such capacity, each a “Forward Purchaser” and together the “Forward Purchasers”), as stated in this agreement (as the same may be amended or supplemented from time to time, this “Agreement”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares are offered or sold through any Agent acting as forward seller for the applicable Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis; provided that each of Evercore Group L.L.C., Fifth Third Securities, Inc. and SMBC Nikko Securities America, Inc. is not acting as a forward seller.

The Company proposes (i) to issue, offer and sell from time to time to or through any of the Agents, severally and not jointly, the Company’s class A common shares (the “Class A Common Shares”) and (ii) to instruct any of the Agents, severally and not jointly, to offer and sell Class A Common Shares as forward sellers, having, with respect to (i) and (ii) above combined, an aggregate gross sales price (the “Maximum Program Amount”) of up to $300,000,000 (the “Shares”), on the terms and subject to the conditions stated in this Agreement and, if applicable, in any Terms Agreement or Confirmation (as such terms are hereinafter defined).

The Company agrees that if and when it determines to sell Shares directly to one or more of the Agents, acting as principal and not as a sales agent under this Agreement (such sale, a “Principal Transaction”), the Company and the Operating Partnership will enter into a separate agreement in substantially the form of Annex B hereto relating to such sale, with such changes to such form as the parties thereto may agree (each a “Terms Agreement”). Any Shares issued and sold by the Company through any of the Agents, acting as sales agents for the Company, or to any of the Agents, acting as principal, pursuant to this Agreement and, if applicable, any Terms Agreements, are hereinafter sometimes called “Primary Shares.”

The Company may also enter into one or more forward stock purchase transactions with any of the Forward Purchasers as set forth in one or more separate letter agreements executed pursuant to Section 2(c) hereof (each, a “Confirmation” and, collectively, the “Confirmations”). Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation, deliver to the applicable Forward Purchaser, or an affiliate thereof (including the Agent affiliated with such Forward Purchaser), up to the maximum number of Class A Common Shares as may be sold in accordance with this Agreement in connection with such Confirmation. In connection with any Confirmation entered into as contemplated by this Agreement, it is contemplated that the applicable Forward Purchaser will attempt to borrow and then offer, through the applicable Agent, acting as forward seller and sales agent on behalf of such Forward Purchaser, such borrowed Shares for sale on the terms and subject to the conditions set forth in this Agreement. Any Shares borrowed by a Forward Purchaser or its affiliate and offered and sold by the applicable Agent, as forward seller, or its affiliate in connection with any such forward stock purchase transaction that has occurred or may occur pursuant to this Agreement are hereinafter sometimes called “Forward Hedge Shares”.

The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement (including Shares borrowed by any Forward Purchaser and sold through an Agent, as forward seller, in connection with any Confirmation) and any Terms Agreements shall not exceed the Maximum Program Amount.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-218090), relating to the Class A Common Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”).

As used in this Agreement:

“Applicable Time” means, with respect to any Shares, any time that a purchaser shall agree to purchase Shares through an Agent, acting as sales agent or forward seller, or from an Agent, acting as principal, pursuant to this Agreement or pursuant to a Terms Agreement to which such Agent is a party.

“Base Prospectus” means the base prospectus included in the Prospectus most recently filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”).

“Effective Date” means any date as of which any part of the Registration Statement (as defined below) relating to the Shares became, or is deemed to have become, effective under the 1933 Act in accordance with the rules and regulations thereunder.

“First Offering Date” means the first date on which the Company elects to issue, offer and sell Shares to or through the Agents pursuant to the terms of this Agreement.

“Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the applicable Agent, as forward seller, shall have completed the sale of Forward Hedge Shares in connection with the applicable Confirmation; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the applicable Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the applicable Confirmation) under, and pursuant to the provisions of Section 8(b) of the applicable Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the applicable Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Agent, as forward seller, becoming aware of such occurrence, immediately terminate as of the first such occurrence; and provided further that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the 1933 Act Regulations (“Rule 405”)) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares.

“Disclosure Package” means (A) either (1) as of any Applicable Time relating to an offering of Shares through an Agent, acting as sales agent, the Prospectus, as amended and supplemented (if applicable) as of such Applicable Time but excluding any pricing supplement or preliminary pricing supplement prepared in connection with an offering of Shares by any Agent as principal pursuant to a Terms Agreement, or (2) as of any Applicable Time relating to an offering of Shares by an Agent as principal pursuant to a Terms Agreement, the preliminary prospectus prepared in connection with such offering as contemplated by Section 3(a)(xxvi) hereof, as amended and supplemented (if applicable) as of such Applicable Time, and any Issuer Free Writing Prospectus relating solely to the offering of Shares pursuant to such Terms Agreement and consented to in writing by such Agent as provided in Section 3(a)(vi) hereof, as the case may be, and (B) each Issuer Free Writing Prospectus (other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the 1933 Act Regulations and other than an Issuer Free Writing Prospectus referred to in clause (A)(2) of this paragraph) filed or used by the Company on or before such Applicable Time in connection with the offering of Shares, taken together (collectively, and, with respect to any Shares, including the public offering price of such Shares).

“preliminary pricing supplement” means any preliminary prospectus supplement to the Prospectus relating to an offering of Shares by any Agent as principal pursuant to a Terms Agreement in the form filed by the Company with the Commission pursuant to Rule 424(b) as contemplated by Section 3(a)(xxvi) hereof.

“preliminary prospectus” means, with respect to any offering of Shares by any Agent as principal pursuant to a Terms Agreement (A) the Prospectus, in the form most recently filed by the Company with the Commission pursuant to Rule 424(b) and (B) the preliminary pricing supplement relating to such offering.

“pricing supplement” means any prospectus supplement to the Prospectus relating to an offering of Shares by any Agent as principal pursuant to a Terms Agreement in the form filed by the Company with the Commission pursuant to Rule 424(b) as contemplated by Section 3(a)(xxvi) hereof.

“Prospectus” means the Prospectus Supplement and the accompanying Base Prospectus, in the form most recently filed by the Company with the Commission pursuant to Rule 424(b); provided that, when used with respect to any offering of Shares by an Agent as principal pursuant to a Terms Agreement, the term “Prospectus” means (A) the Prospectus Supplement and the accompanying Base Prospectus, in the form most recently filed by the Company with the Commission pursuant to Rule 424(b) and (B) the pricing supplement relating to such offering.

“Prospectus Supplement” means the prospectus supplement (other than a preliminary pricing supplement or a pricing supplement prepared in connection with an offering of Shares by any Agent as principal pursuant to a Terms Agreement) specifically relating to the Shares, in the form in which such prospectus supplement has most recently been filed by the Company with the Commission pursuant to Rule 424(b).

“Registration Statement” means, collectively, and subject to Section 3(a)(xxviii), the various parts of the registration statement relating to the Shares, each as amended as of the Effective Date for such part, including any Prospectus and all exhibits to such registration statement, and including the information deemed by virtue of Rule 430B under the 1933 Act Regulations (“Rule 430B”) to be part of such registration statement as of such Effective Date.

All references in this Agreement to financial statements and other information which is “described,” “disclosed,” “contained,” “included” or “stated” in the Registration Statement, any preliminary pricing supplement, any preliminary prospectus, any pricing supplement, the Base Prospectus, the Disclosure Package, the Prospectus Supplement or the Prospectus (and other references of like import) shall be deemed to mean and include all such financial statements and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary pricing supplement, such preliminary prospectus, such pricing supplement, the Base Prospectus, the Disclosure Package, the Prospectus Supplement or the Prospectus, respectively.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

References in this Agreement to “subsidiaries” of the Company shall include, without limitation, the Operating Partnership; references in this Agreement to the “Partnership Agreement” shall mean the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, as the same have been or may be further amended, supplemented or restated from time to time; and all references to “gross sales proceeds” or “gross proceeds” from the sale of any Shares (and any similar references) shall be deemed to mean, in the case of any Shares sold to any Agents pursuant to any Terms Agreement, the initial public offering price of such Shares.

The Company and the Operating Partnership hereby confirm their respective agreements with each of the Agents and Forward Purchasers as follows:

1. Representations, Warranties and Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to each Agent and each Forward Purchaser as follows:

(a) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

The Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, on each Effective Date and on each Delivery Date (as defined in Section 2(j) below), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was or hereafter is filed with the Commission and on each Delivery Date, complied and will comply in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Agents and Forward Purchasers for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(b) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or on any Effective Date contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of any Applicable Time, neither of (A) the Disclosure Package nor (B) any individual Issuer Free Writing Prospectus, when considered together with the Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of any Delivery Date, neither the Prospectus nor any amendment or supplement thereto includes, included or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus did not or will not, as the case may be, when they became or become effective or when such documents incorporated by reference were or are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Agent or Forward Purchaser expressly for use therein. For the purposes of this Agreement, the only information so furnished shall consist solely of the names of the Agents and the Forward Purchasers appearing in the Prospectus (the “Agent Information”).

(c) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(d) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(e) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(g) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and the Operating Partnership and their respective consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the notes thereto, present fairly in all material respects the financial position of the Company and the Operating Partnership on a combined and consolidated basis as of the dates indicated and the statement of operations and cash flows of the Company and the Operating Partnership on a combined and consolidated basis for the periods specified, and the balance sheet of the Company and the Operating Partnership included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except to the extent expressly otherwise stated in the related notes thereto. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and, except as otherwise expressly stated therein, have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein or as expressly permitted by the Commission to be excluded therefrom, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the assets owned and operated by the Company or its subsidiaries, including the properties described in the Disclosure Package and the Prospectus (collectively, the “Properties”), or in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company and its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Class A Common Shares in amounts per share that are consistent with the description in the Disclosure Package and Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(i) Good Standing of the Company. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the limited liability power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, any Confirmations and any Terms Agreements; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(j) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interest of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than the share pledges over such equity interests in connection with the Term Loan A

Facility, the Term Loan B Facility and the Revolving Credit Facility (as each term is defined in the Prospectus). None of the outstanding shares of capital stock or other equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement or otherwise indicated in the Disclosure Package and the Prospectus.

(k) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the line items appearing under the caption “Shareholders’ Equity” in the Company’s balance sheet appearing in the Company’s and the Operating Partnership’s most recent Annual Report on Form 10-K or, if more recent, most recent Quarterly Report on Form 10-Q (in each case as amended, if applicable) filed by the Company with the Commission (except for subsequent issuances, if any, pursuant to this Agreement, any Confirmations, any Terms Agreements, or pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus). All of the shares of issued and outstanding limited liability company interests of the Company have been duly authorized and validly issued in accordance with the limited liability company agreement of the Company (the “LLC Agreement”), and are fully paid (to the extent required under the LLC Agreement) and, to the extent applicable, non-assessable.

(l) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. Each Terms Agreement entered into by the Company and the Operating Partnership pursuant to this Agreement will, as of its date, and thereafter, have been duly authorized, executed and delivered by the Company and the Operating Partnership.

(m) Authorization and Description of Securities. The Primary Shares to be issued and sold by the Company through the Agents under this Agreement and to the Agents under any Terms Agreement have been duly authorized for issuance and sale to the Agents pursuant to this Agreement and, if applicable, such Terms Agreement in accordance with the LLC Agreement, and when issued and delivered by the Company upon payment (to the extent required under the LLC Agreement) in accordance with this Agreement and, if applicable, such Terms Agreement, will be validly issued and, to the extent applicable, non-assessable; and the issuance of the Primary Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

Any Class A Common Shares to be delivered by the Company in settlement of all or any portion of the Company’s obligations under any Confirmation (the “Confirmation Shares”) have been duly authorized for issuance and sale to the applicable Forward Purchaser or any of its affiliates pursuant to such Confirmation and, when issued and delivered by the Company upon payment of any consideration required by such Confirmation in accordance with such Confirmation, will be validly issued and, to the extent applicable, and non-assessable; and the issuance of the Confirmation Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

The issuance, sale and/or delivery by the Company of Confirmation Shares to a Forward Purchaser or any of its affiliates in settlement of all or a portion of the Company’s obligations under any Confirmation in accordance with the terms thereof and the delivery by such Forward Purchaser or any of its affiliates of such Confirmation Shares, during the term of and at any settlement of such Confirmation, to close out open borrowings of Class A Common Shares created in the course of the hedging activities by such Forward Purchaser or any of its affiliates relating to such Forward Purchaser’s exposure under such Confirmation do not and will not require registration under the 1933 Act.

The Class A Common Shares conform to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of the Class A Common Shares will be subject to personal liability by reason of being such a holder.

(n) Authorization and Description of Operating Partnership Units. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, or in connection with transactions described therein, no partnership units in the Operating Partnership (the “Operating Partnership Units”) are reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Operating Partnership Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Operating Partnership Units or other securities of the Operating Partnership. The terms of the Operating Partnership Units conform in all material respects to statements and descriptions related thereto contained in each of the Registration Statement, the Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(o) Registration Rights. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, or as has otherwise been waived, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, any Confirmation or any Terms Agreement.

(p) Absence of Violations, Defaults and Conflicts. Neither the Company, the Operating Partnership nor any of their respective subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance by the Company and the Operating Partnership (as applicable) of this Agreement, any Confirmations or any Terms Agreements and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of (other than as expressly contemplated thereby) any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries or the Operating Partnership pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or the Operating Partnership or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of this clause (ii), for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(q) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries or the Operating Partnership exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of MGM Resorts International (“MGM”) or any of the Company’s or the Operating Partnership’s respective subsidiaries’ principal suppliers, manufacturers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect. None of the Company, the Operating Partnership or any of their respective subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (ii) any applicable wage or hour laws or (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder (“ERISA”), which in any such event may be reasonably expected to have a Material Adverse Effect.

(r) ERISA. Each of the Company, the Operating Partnership and their respective subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Operating Partnership and their respective subsidiaries are in compliance with ERISA, except where failure to comply would not reasonably be expected to have a Material Adverse Effect.

(s) Absence of Proceedings. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership, or any of their respective subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the performance by the Company or the Operating Partnership of their respective obligations hereunder or under any Confirmations or any Terms Agreements, to the extent a party hereto; and the aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, considered in the aggregate, if adversely determined, reasonably be expected to result in a Material Adverse Effect.

(t) Accurate Disclosure. The statements in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Executive Compensation” (as incorporated by reference therein), “Certain Relationships and Related Transactions, and Director Independence” (as incorporated by reference therein), “Description of Shares” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters (including United States federal income tax law and legal conclusions with respect thereto), agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(u) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(v) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company and the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement, any Confirmations or any Terms Agreements, in each case, to the extent a party thereto, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the rules of the New York Stock Exchange (the “Exchange”), state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(w) Possession of Licenses and Permits. Except where any such failure to do so would not reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries and the Operating Partnership, has all requisite corporate, limited liability company or limited partnership power and authority, as applicable, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any foreign, federal, state or local law (including the Nevada Gaming Control Act, the Michigan Gaming Control and

Revenue Act, the Mississippi Gaming Control Act, the New Jersey Casino Control Act, Chapters 3769 and 3770 of the Ohio Revised Code, the Maryland State Video Lottery Terminal Law, New York Racing, Pari-Mutuel Wagering and Breeding Law, and the rules and regulations thereunder and any similar laws and regulations governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction (collectively, the “Gaming Laws”)), to own, lease and license its assets and properties and to conduct its business, but only to the extent the same are currently conducted and operated as described in each of the Registration Statement, Disclosure Package and the Prospectus. The Company and each of its subsidiaries and the Operating Partnership, have fulfilled and performed in all material respects all of their respective obligations with respect to such authorizations, approvals, consents, orders, licenses, certificates and permits, and none of the Company or any of its subsidiaries or, the Operating Partnership is in violation of any term or provision of any such authorizations, approvals, consents, orders, licenses, certificates or permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder thereof, except where such violations would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company and its subsidiaries, no (A) governmental or regulatory body is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such authorizations, approvals, consents, orders, licenses, certificates or permits of the Company, the Operating Partnership or any of their respective subsidiaries (other than immaterial modifications, limitations and conditions arising in connection with licensing) and (B) governmental or regulatory bodies are actively investigating the Company, the Operating Partnership or any of their respective subsidiaries or related parties (other than normal oversight reviews by such bodies incident to the licensure, gaming activities and casino management activities of the Company, the Operating Partnership and their respective subsidiaries).

(x) Title to Property. (A) Each of the Company and its subsidiaries, as applicable, has good and marketable title to all of the Properties and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (x) are described in the Registration Statement, the Disclosure Package and the Prospectus or (y) do not, singly or in the aggregate, materially and adversely affect the value of such Properties or property and do not materially interfere with the use made or proposed to be made of such Properties or property by the Company or any of its subsidiaries, where such interference would materially and adversely affect the Company or any of its subsidiaries; (B) neither the Company nor any of its subsidiaries owns any material real property other than the Properties; (C) with respect to the Material Properties, each of the ground leases and subleases of real property, if any, material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, is in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries has any notice of any material claim of any sort that has been asserted by any ground lessor or sublessor under a ground lease or sublease threatening the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; (D) all liens, charges, encumbrances, claims or restrictions on any of the Material Properties and the assets of the Company or any of its subsidiaries that are required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus are disclosed therein; (E) no tenant under any of the leases at the Material Properties has a right of first refusal to purchase the premises under such lease; (F) each of the Material Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (G) except if and to the extent disclosed in the Registration Statement, the Disclosure Package or the Prospectus, neither the Company nor, the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Material Properties; and (H) the mortgages and deeds of trust that encumber the Material Properties are not convertible into equity securities of the entity owning such Material Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Material Properties. For purposes of this Section 1(x), “Material Property” shall mean any Property the book value (including land, buildings, building improvements, land improvements and integral equipment, less accumulated depreciation) of which equals 10% or more of the total carrying value of the Company’s real estate investments as of the most recent period end appearing in the Company’s and the Operating Partnership’s most recent Annual Report on Form 10-K or, if more recent, most recent Quarterly Report on Form 10-Q (in each case as amended, if applicable) filed by the Company with the Commission.

(y) Utilities. To the knowledge of the Company and the Operating Partnership, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except where the failure to be so available would not reasonably be expected to have a Material Adverse Effect.

(z) Possession of Intellectual Property. The Company and its subsidiaries own, have incident rights to or possess the right to use to the extent necessary in their businesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) necessary to carry on the business to be operated by them, except where the failure to own or possess or have the ability to acquire such Intellectual Property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(aa) Compliance with Hazardous Material Laws. To the knowledge of the Company and the Operating Partnership, no condition exists that violates any Hazardous Material Law applicable to any of the real property of the Company, the Operating Partnership or their respective subsidiaries, except as described in the Registration Statement, the Disclosure Package and the Prospectus, or for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For purposes hereof, a “Hazardous Material Law” shall mean a law, rule or regulation governing the treatment, transportation or disposal of substances defined as “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., or as “hazardous”, “toxic” or “pollutant” substances or as “solid waste” pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or as “friable asbestos” pursuant to the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.

(bb) Accounting Controls and Disclosure Controls. The Company maintains a system of effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations), and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. Except as described in the Registration Statement, the Disclosure Package and the Prospectus (1) no material weaknesses in the Company’s internal controls have been identified and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(cc) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(dd) Tax Law Compliance. Each of the Company and its subsidiaries has filed all federal, and all state and foreign tax returns required to filed by it and has paid all taxes (including in its capacity as withholding agent) required to be paid by it and, if due and payable, any material related or similar assessment, fine or penalty levied against any of them except as in each case would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or as may be being contested in good faith and by appropriate proceedings if adequate reserves have been made for such taxes and any related assessment, fine or penalty in accordance with GAAP. No deficiencies for taxes with respect to the Company or any of its subsidiaries have been claimed, proposed or assessed by any tax authority. The Company has made adequate charges, accruals and reserves pursuant to the Financial Accounting Standards Board ASC 740 in the applicable financial statements referred to in Section 1(g) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(ee) Insurance. To the best knowledge of the Company and the Operating Partnership, MGM maintains insurance on the properties with carriers against such risks and in such amounts as the Company and the Operating Partnership deem prudent in their reasonable judgment. The Company and the Operating Partnership have no reason to believe that MGM will not be able (i) to renew existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a material adverse effect on the tenant’s operations. To the best knowledge of the Company and the Operating Partnership, neither MGM nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ff) Investment Company Act. Neither the Company nor the Operating Partnership is required, nor upon the issuance and sale of the Primary Shares on any Delivery Date nor upon receipt of any proceeds pursuant to any Confirmation on any settlement date pursuant to such Confirmation, and the application of the net proceeds as described in the Registration Statement, the Disclosure Package and the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(gg) Absence of Manipulation. None of the Company, the Operating Partnership or any of their respective affiliates has taken, directly or indirectly, nor will any of the Company, the Operating Partnership or their respective affiliates take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the 1934 Act.

(hh) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, the Operating Partnership or any director, officer, agent, employee or controlled affiliate of the Company, the Operating Partnership or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or other applicable anti-bribery statute, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or other applicable anti-bribery statute the violation of which would be of the character necessary to be disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus in order to make the statements therein not misleading; and the Company, its subsidiaries and, to the knowledge of the Company, its controlled affiliates and the Operating Partnership have conducted their businesses in compliance in all material respects with the FCPA and other applicable anti-bribery statutes and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ii) Money Laundering Laws. The operations of the Company, the Operating Partnership and each of their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act (31 U.S.C. 1051 et seq.), as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001 (Public Law 107-56), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened, the adverse determination of which would be of the character necessary to be disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus in order to make the statements therein not misleading.

(jj) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, the Operating Partnership or any director, officer, agent or employee of the Company, the Operating Partnership or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council or other applicable sanctions authority having jurisdiction over the Company (collectively, “Sanctions”) nor is the Company or the Operating Partnership located, organized or resident in a country or territory that is the target of Sanctions (each, a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds from the sale of the Shares or the Confirmation Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of any person that at the time of such financing is subject to any Sanctions administered by OFAC, the United Nations Security Council or other applicable sanctions authority having jurisdiction over the Company, (ii) to fund or facilitate activities of a business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(kk) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ll) REIT Status. Commencing with its taxable year ending December 31, 2016, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its current organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Disclosure Package and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(mm) Cybersecurity; Data Protection. (A) To the knowledge of the Company, the Operating Partnership and each of their respective subsidiaries, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s, the Operating Partnership or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Operating Partnership or their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Operating Partnership and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) none of the Company, the Operating Partnership or their respective subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company, the Operating Partnership and their respective subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse

Effect, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company, the Operating Partnership and their respective subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(nn) Confirmations. Each Confirmation has been duly authorized, and when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity thereunder may be limited by applicable law and public policy; and the description of each Confirmation set forth in the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus is and will be true, correct and complete in all material respects.

(oo) Regulation M. The Class A Common Shares are an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to any Agent, any Forward Purchaser or their counsel after the date of this Agreement or in connection with the offering or sale of the Shares shall be deemed a representation and warranty by the Company and the Operating Partnership to each of the Agents and the Forward Purchasers as to the matters covered thereby; provided that any such certificate delivered pursuant to any Terms Agreement in connection with the offering or sale of Shares pursuant to such Terms Agreement shall be deemed a representation and warranty by the Company and the Operating Partnership to only the Agent or Agents, as the case may be, party to such Terms Agreement.

2. Sale and Delivery of Shares.

(a) On the terms and subject to the conditions set forth herein, the Company agrees (i) to issue and sell Shares through the Agents, each acting severally as sales agent, from time to time and, if agreed to by any Agent or Agents, as the case may be, in connection with a Principal Transaction pursuant to a Terms Agreement with the Company and the Operating Partnership, to issue and sell the Shares to be sold pursuant to such Terms Agreement directly to such Agent or Agents, as the case may be, acting severally as principal and, in the case of a sale through an Agent acting as sales agent, such Agent agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the applicable Shares as sales agent for the Company at such prices and in such amounts as the Company instructs such Agent to sell from time to time in accordance with this Agreement (but subject to the acceptance of such instructions by such Agent), and (ii) to instruct the applicable Agent (which shall be either the same entity as the applicable Forward Purchaser or an affiliate of such Forward Purchaser), acting as forward seller on behalf of such Forward Purchaser, to offer and sell Forward Hedge Shares as contemplated by a Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below)), and such Agent agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares as forward seller for such Forward Purchaser at such prices and in such amounts as set forth in a Placement Notice (as amended by the corresponding Acceptance), in each case referred to in clause (i) and (ii) above on the terms and subject to the conditions set forth in this Agreement and, if applicable, such Terms Agreement or Confirmation, as the case may be. Sales of the Shares, if any, through an Agent acting as sales agent will be made (1) in “at the market” offerings (as defined in Rule 415 under the 1933 Act Regulations) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the Exchange, sales made to or through market makers and sales made through other securities exchanges or electronic communications networks and (2) in such privately negotiated transactions, which may include block trades, as the Company and such Agent may agree. Sales of Shares, if any, purchased by an Agent as principal in a Principal Transaction will be made as provided in the applicable Terms Agreement and the applicable preliminary pricing supplement and pricing supplement prepared in connection with the offering of those Shares.

(b) Subject to the satisfaction of the conditions to the obligations of the Agents as set forth in Section 5 hereof, the Shares to be sold by any Agent, acting as sales agent on behalf of the Company, are to be sold on a daily basis or otherwise as shall be agreed to by the Company and such Agent on any trading day (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which the Company has instructed such Agent to make such sales pursuant to this paragraph. On any Trading Day, the Company may instruct an Agent by telephone (confirmed promptly by facsimile transmission or electronic mail, which confirmation will be promptly acknowledged (including, without limitation, by facsimile transmission or electronic mail) by such Agent) as to the minimum price per Share at which such Shares may be sold and the maximum aggregate gross sales price and the maximum aggregate number of Shares to be sold through such Agent, as sales agent on behalf of the Company, on such day (which shall not in any event be in excess of (x) the aggregate gross sales price available for issuance as of such Trading Day under the Prospectus and the Registration Statement or the aggregate number of unissued Shares that have been approved for listing on the Exchange or authorized for issuance by the Company’s board of directors or any duly authorized committee thereof or (y) the maximum aggregate gross sales price which may be sold without exceeding the Maximum Program Amount). Subject to the terms and conditions hereof and to the acceptance of such instructions by the applicable Agent, such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell on any particular Trading Day as sales agent acting on behalf of the Company all of the Shares so designated and instructed by the Company on such day. If an Agent elects to purchase Shares as principal, the sale and purchase of such Shares shall be made pursuant to a Terms Agreement, and the Company and the Operating Partnership agree not to enter into a Terms Agreement with any Agent to sell any Shares in excess of the aggregate gross sales price or number of Shares set forth in clauses (x) or (y) in the second sentence in this paragraph. The Company and the Operating Partnership acknowledge and agree that (i) there can be no assurance that any Agent will be successful in selling Shares as sales agent acting on behalf of the Company, (ii) no Agent shall incur any liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Shares as sales agent acting on behalf of the Company for any reason other than a failure by such Agent to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares as sales agent in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares as principal except as otherwise specifically agreed by such Agent, the Company and the Operating Partnership pursuant to, and on the terms and subject to the conditions set forth in, a Terms Agreement signed by such Agent. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement to which an Agent is a party, the terms of such Terms Agreement will control; provided that the Company shall not enter into any Terms Agreement providing for the issuance and sale of any Shares in excess of the aggregate gross sales price or number of Shares set forth in clauses (x) or (y) in the second sentence in this paragraph.

(c) On any Trading Day on which (i) the conditions to the obligations of the Agents and the Forward Purchasers as set forth in Section 5 hereof have been satisfied and (ii) no event described in clause (x) or clause (y) of the proviso set forth in the definition of the Forward Hedge Selling Period shall have occurred, the Company may deliver a notice to the applicable Forward Purchaser and the applicable Agent acting as forward seller on behalf of such Forward Purchaser in the form of an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold through such Agent, as forward seller, in connection with hedging a forward stock purchase transaction set forth in such notice, which notice shall include the maximum number of Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price per Share below which sales may not be made or a formula pursuant to which such minimum price shall be determined (a “Placement Notice”), a form of which containing certain necessary minimum sale parameters is attached hereto as Exhibit B hereto. If such Forward Purchaser and such Agent, acting as forward seller, wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, such Forward Purchaser and such Agent, acting as forward seller, will promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Placement Notice was delivered to such Forward Purchaser and such Agent, acting as forward seller, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) setting forth the terms that such Forward Purchaser and such Agent, as forward seller, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Forward Purchaser and the Agent, as forward seller, until the Company delivers to such Forward Purchaser and such Agent, as forward seller, an acceptance by email (or other method mutually agreed to in writing by the parties) of all the terms of such Placement Notice, as amended (an “Acceptance”). The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of such Forward Purchaser’s and such Agent’s, as forward seller, acceptance of the terms of the Placement Notice or upon receipt by such Forward Purchaser and such Agent, as forward seller, of the Company’s Acceptance, as the case may be. Immediately upon the effectiveness of the

Placement Notice (and in any event prior to the opening of the Trading Day immediately following the Trading Day on which the Placement Notice became effective), the parties shall execute a Confirmation for the respective “Transaction” (as defined therein) substantially in the form of Annex C hereto (subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if Applicable) and any amendments or modifications therein). No Placement Notice may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptances, if applicable) delivered by the Company hereunder would result in the sum of the number of Shares issued under all Confirmations that have settled, plus the aggregate “Capped Number” (as defined in the Confirmations then outstanding or to be entered into between the Company and the Forward Purchasers) exceeding 19.99% of the number of Shares outstanding as of the day of this Agreement.

(d) (x) Upon the effectiveness of the Placement Notice and the applicable Confirmation and (y) subject to the terms of such Confirmation and satisfaction of the conditions to the obligations of the respective Forward Purchaser and Agent, as forward seller, set forth in Section 5 hereof, the applicable Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Shares sufficient to have an aggregate sales price as close as reasonably practicable to the target aggregate sales price of the Forward Hedge Shares to be sold by the relevant Agent, as forward seller, specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) (the “Forward Hedge Amount”) and the applicable Agent, as forward seller, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares and otherwise in accordance with this Agreement and the Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company and the Operating Partnership acknowledge and agree that (i) there can be no assurance that any Forward Purchaser or its affiliate will be successful in borrowing or that any Agent, as forward seller, will be successful in selling any Forward Hedge Shares, (ii) no Agent, as forward seller, will incur any liability or obligation to the Company, the Operating Partnership, any Forward Purchaser, or any other person or entity if it does not sell the Forward Hedge Shares borrowed by such Forward Purchaser or its affiliate for any reason other than a failure by such Agent, as forward seller, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 2(d), (iii) no Agent, as forward seller, or Forward Purchaser shall incur any liability for not borrowing, offering or selling any Forward Hedge Shares as a result of any of the circumstances specified in clauses (i) or (ii) of Section 2(m), and (iv) no Forward Purchaser will incur any liability or obligation to the Company, the Operating Partnership, the Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 2(d). In acting hereunder, the relevant Agent, as forward seller, will be acting as an agent for the applicable Forward Purchaser and not as principal.

(e) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by or on behalf of the Company or any Forward Purchaser shall be effected by or through only one of the Agents on any given Trading Day (whether acting as sales agent, forward seller or principal) and the Company shall in no event request that (i) more than one Agent offer or sell Shares (whether acting as sales agent, forward seller or principal) on the same Trading Day and/or (ii) any Agent offer or sell Shares (whether acting as sales agent, forward seller or principal) during any “Unwind Period” (as defined in any Confirmation entered into between the Company and any Forward Purchaser); provided that the foregoing shall not prohibit the Company and the Operating Partnership from entering into a Terms Agreement with two or more Agents providing for such Agents, each acting severally as principal, to offer and sell the Shares set forth in such Terms Agreement or prohibit or limit in any respect the offer or sale of Shares purchased by any Agent, as principal, from the Company pursuant to a Terms Agreement.

(f) As of any Trading Day, the Company shall not authorize the offering, issuance, or sale of any Shares (including, without limitation, sales on behalf of a Forward Purchaser or pursuant to any Terms Agreement), no Agent, acting as sales agent, shall be obligated to offer or sell any Shares, and no Agent, acting as principal in a Principal Transaction, shall be obligated to purchase any Shares pursuant to a Terms Agreement, (i) at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, or (ii) with a maximum aggregate gross sales price in excess of the Maximum Program Amount or (iii) in excess of the aggregate gross sales price available for issuance as of such Trading Day under the Prospectus and Registration Statement or the aggregate number of unissued Shares approved for listing on the Exchange or authorized for issuance by the Company’s board of directors or any duly authorized committee thereof. The Company shall advise the Agents in writing from time to time of the minimum price, maximum aggregate number and maximum aggregate gross sales price of Shares referred to in clauses (i) and (ii) and the number of unissued Shares referred to in clause (iii) of the immediately preceding sentence. In addition, no Agent, acting as sales agent, shall sell any Shares on any Trading Day at a price lower than the minimum sales price or in an amount in excess of the maximum number of Shares or maximum gross sales price of Shares that the Company shall have instructed such Agent in writing to sell as provided in Section 2(b). In addition, the Company or any Agent may, upon notice to the other relevant parties by telephone (confirmed promptly by facsimile transmission or electronic mail, which confirmation will be promptly acknowledged (including, without limitation, by facsimile transmission or electronic mail) by such Agent or the Company, as the case may be), suspend the offering of the Shares with respect to which such Agent is acting as sales agent for any reason and at any time (a “Suspension”); provided, however, that such Suspension shall not affect or impair the parties’ respective obligations with respect to any Shares that an Agent has agreed to purchase prior to the giving of such notice pursuant to a Terms Agreement, with respect to any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement entered into prior to the giving of such notice, or with respect to any Shares which an investor has agreed to purchase but which have not been delivered to, and paid for by, such investor as contemplated hereby prior to the giving of such notice, nor will any such Suspension affect or impair the parties’ respective obligations with respect to any Confirmation executed and delivered by the Company and the applicable Forward Purchaser prior to the giving of such notice. If the Company or an Agent shall give notice of a Suspension as aforesaid, then it may rescind such Suspension by notice to the other parties, which notice shall be given in the manner described in the immediately preceding sentence.

(g) If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties hereto and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to any Shares that an Agent has agreed to purchase prior to the giving of such notice pursuant to a Terms Agreement, with respect to any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement entered into prior to the giving of such notice, or with respect to any Shares which an investor has agreed to purchase but which have not been delivered to, and paid for by, such investor as contemplated hereby prior to the giving of such notice; and further provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to any Confirmation executed and delivered by the Company and the applicable Forward Purchaser prior to the giving of such notice.

(h) The gross sales price of any Shares sold under this Agreement through any Agent, acting as sales agent, shall be the market price for such Shares prevailing at the time of such sale or the price determined through a privately negotiated transaction. The compensation payable to an Agent for sales of any Shares sold through such Agent, as sales agent, shall be equal to such percentage of the aggregate gross sales price of such Shares as the Company and such Agent may agree by telephone (confirmed promptly by facsimile transmission or electronic mail, which confirmation will be promptly acknowledged (including, without limitation, by facsimile transmission or electronic mail) by the other party), which in any event shall not exceed 2.0% of the gross sales price. Notwithstanding the foregoing, in the event the Company and an Agent agree to sell Shares other than through ordinary brokers’ transactions using sales efforts and methods that may constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, such Agent shall not be obligated to sell such Shares until the Company and such Agent agree to compensation that is customary for such Agent with respect to transactions of such nature and size and that may exceed 2.0% of the gross sales price. The compensation payable to an Agent for sales of any Shares sold to such Agent as principal shall be set forth in the applicable Terms Agreement. The proceeds (after deducting the applicable Agent’s commission as set forth above in this paragraph) from the sale of Shares through an Agent as sales agent or the total price paid to the Company by an Agent in the case of Shares sold to such Agent as principal, as the case may be, in each case after further deduction for any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or a Forward Purchaser, as applicable, for such Shares (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction (other than the deduction of commissions or discounts payable to such Agent) described in the preceding sentence will be required. In connection with sales pursuant to Section 2(d) of this Agreement, the compensation payable to the Agent for sales of Forward Hedge Shares with respect to which the Agent acts as forward seller shall be reflected in a reduction not to exceed 2.0% from the Initial Forward Price (as such term is defined in the applicable Confirmation).

(i) If acting as sales agent or forward seller hereunder, the applicable Agent shall provide written confirmation (which may be by facsimile transmission or electronic mail) to the Company following the close of trading on the Exchange each Trading Day on which Shares are sold through such Agent, setting forth the number of Shares sold on such day, and their aggregate gross sales price, the aggregate Net Proceeds to the Company or to the applicable Forward Purchaser, as applicable, the compensation payable by the Company to such Agent with respect to such sales and, if applicable, the Initial Forward Price (as defined in the applicable Confirmation) as of such day under any Confirmation pursuant to which the Forward Hedge Shares were sold on such day.

(j) Settlement for sales of Shares through any Agent under this Agreement or under any Terms Agreement to which one or more of the Agents is a party will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company, such Agent or Agents, as the case may be, and the applicable Forward Purchaser. On each date of settlement for the sale of Shares through an Agent acting as sales agent for the Company or to an Agent acting as principal (each such day, a “Direct Delivery Date”), or through an Agent acting as forward seller for a Forward Purchaser (each such day, a “Forward Delivery Date,” and together with a Direct Delivery Date, a “Delivery Date”), the Shares sold through such Agent for settlement on such date shall be delivered by the Company or such Forward Purchaser, as the case may be, to such Agent against payment of the Net Proceeds from the sale of such Shares to the Company or such Forward Purchaser, as applicable, provided, however, that notwithstanding the foregoing, settlement for any Additional Securities (as defined in Annex B hereto) that are to be purchased by an Agent pursuant to any Terms Agreement will occur on the date or dates specified pursuant to such Terms Agreement and the term “Delivery Date,” as used in this Agreement and any Terms Agreement with respect to such Additional Securities, shall be deemed to include any such date on which any such Additional Securities are to be purchased by any Agent pursuant to a Terms Agreement. Settlement for all Shares shall be effected by book-entry delivery of the Shares to the applicable Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company or the applicable Forward Purchaser, as applicable. In the case of any Shares purchased by an Agent as principal, the foregoing settlement procedures may be superseded by any different procedures set forth in the applicable Terms Agreement. If the Company shall default on its obligation to deliver Shares to any Agent on any Direct Delivery Date, the Company and the Operating Partnership shall, jointly and severally, (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default, and (ii) pay such Agent any commission (or, in the case of Shares to be sold pursuant to Terms Agreement, the discount), to which it would otherwise be entitled absent such default. If any Agent breaches this Agreement by failing to deliver to the Company or the applicable Forward Purchaser, as the case may be, the applicable Net Proceeds on any Delivery Date for Shares delivered by the Company or (unless otherwise agreed by such Forward Purchaser) such Forward Purchaser, as applicable, such Agent will pay the Company or such Forward

Purchaser, as applicable, interest on such Net Proceeds at a rate equal to the effective overnight federal funds rate for the period from and including such Delivery Date to but excluding the date on which such Net Proceeds, together with such interest, have been fully paid.

(k) Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct or request any Agent to offer or sell, any Shares through such Agent as sales agent or forward seller (and, by notice to such Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and such Agent shall not be obligated to make any such offer or sale of Shares, and the Company shall not enter into any Terms Agreement with any Agent or any Confirmation with any Forward Purchaser, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(l) hereof, at any time during the period commencing on and including the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(l) Notwithstanding clause (ii) of Section 2(k) hereof, if the Company wishes to have Shares offered or sold through an Agent, as sales agent or forward seller, or enter into any Terms Agreement with an Agent or any Confirmation with a Forward Purchaser, as the case may be, at any time during the period commencing on and including the 10th business day prior to the time the Company issues an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Agents and the Forward Purchasers (with a copy to their counsel), a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, and, prior to filing such Earnings 8-K, obtain the written consent of the Agents and the Forward Purchasers, to such filing (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) provide the Agents and the Forward Purchasers with the officer’s certificate, opinions and letters of counsel and accountants’ letters specified in Sections 3(a)(xii), 3(a)(xiii) and 3(a)(xiv), respectively, hereof, (iii) afford the Agents and the Forward Purchasers the opportunity to conduct a due diligence review as contemplated by Section 3(a)(xi) hereof prior to filing such Earnings 8-K and (iv) file (and not furnish) such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officer’s certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(l) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officer’s certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 3(a)(xii), 3(a)(xiii) and 3(a)(xiv), respectively, hereof, and (B) this Section 2(l) shall in no way affect or limit the operation of clause (i) of Section 2(k) hereof, which shall have independent application.

(m) Notwithstanding anything herein to the contrary, in the event that either (i) a Forward Purchaser is unable to borrow and deliver a number of Shares equal to the Forward Hedge Amount for sale under this Agreement, as set forth in the relevant Placement Notice (as amended by the corresponding Acceptance), or (ii) in the commercially reasonable judgment of a Forward Purchaser, it is either impracticable to do so or the Forward Purchaser would incur a stock loan cost that is equal to or greater than 200 basis points per annum to do so, then the applicable Agent, as forward seller, shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Forward Hedge Shares that such Forward Purchaser is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of any Agent or Forward Purchaser hereunder with respect to the borrowing of or offer or sale of any Forward Hedge Shares in connection with a forward stock purchase transaction shall be subject to the related Confirmation being effective and not having been terminated.

3. Further Agreements of the Company, the Operating Partnership, the Agents and Forward Purchasers.

(a) The Company and the Operating Partnership, jointly and severally, covenant and agree with each Agent and each Forward Purchaser, as follows:

(i) Neither the Company nor the Operating Partnership shall make any further amendment or supplement to the Registration Statement (other than in connection with the offering of securities other than the Shares), any preliminary prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, except as provided herein; the Company shall (A) advise the Agents and the Forward Purchasers of the time when any amendment or supplement to the Registration Statement, any preliminary prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus has been filed and furnish the Agents and the Forward Purchasers with copies thereof (which may be electronic copies); (B) advise the Agents and the Forward Purchasers of the time that any post-effective amendment to the Registration Statement becomes effective; (C) promptly advise the Agents and the Forward Purchasers if the Company is unable to file any reports, any definitive proxy or information statements or other documents required to be filed by the Company with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act subsequent to the date of this Agreement in the manner and within the time periods required by the 1934 Act, or file any such documents, on a timely basis, with the Exchange; (D) advise the Agents and the Forward Purchasers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Class A Common Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the suspension of the qualification or registration of (or any exemption relating to) the Shares for offering, sale or trading in any jurisdiction, or of the threatening or initiation of any proceeding or examination known to the Company for any of the foregoing purposes, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (including, without limitation, any document incorporated by reference in any of the foregoing) or for additional or supplemental information or the receipt of any other comments from the Commission (in each case, excluding correspondence relating to comment letters on the Registration Statement from the Commission not directly relating to this Agreement, of which the Company shall promptly advise Latham & Watkins LLP, counsel for the Agents and the Forward Purchasers); and (E) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, registration or exemption, promptly use its reasonable best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(a)(v), file an amendment to the Registration Statement or file a new registration statement and use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii) If, during any period when the delivery of a prospectus (or, in lieu thereof, a notice pursuant to Rule 173 under the 1933 Act Regulations) is required in connection with the offering or sale of Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act Regulations or where such delivery may be required under Rule 173(d) under the 1933 Act Regulations) (the “Prospectus Delivery Period”), any event or development shall occur or condition shall exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus (including, without limitation, any document incorporated by reference in any of them) or to file under the 1934 Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with the 1933 Act, the 1934 Act or other applicable law, including in connection with the delivery of the Prospectus, the Company shall notify the Agents and the Forward Purchasers of any such event or condition, and, promptly prepare and (subject to Section 3(a)(v)) file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement be declared effective) and furnish without charge to the

Agents and the Forward Purchasers and to any dealer in securities as many copies (which may be electronic copies) as any Agent or Forward Purchaser may from time to time reasonably request of any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented will comply with applicable law.

(iii) The Company will deliver promptly to the Agents and the Forward Purchasers and to their counsel, without charge, a signed copy (which may be an electronic copy) of the Registration Statement and each amendment to the Registration Statement filed with the Commission, including all consents and exhibits filed therewith. The Company will deliver promptly to any Agent or Forward Purchaser, without charge, such number of the following documents as such Agent or Forward Purchaser shall reasonably request (which may be electronic copies): (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each preliminary prospectus, the Disclosure Package, the Prospectus and any amendment or supplement thereto and (C) each Issuer Free Writing Prospectus.

(iv) The Company shall pay the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement, any preliminary prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus (other than (1) an amendment made by the filing of any report or other document under Section 13, 14 or 15(d) of the 1934 Act, (2) an amendment made with the purpose of adding additional guarantors to the Registration Statement or reflecting reorganizations or other changes in corporate form of any existing registrants, or (3) by a prospectus supplement relating to the offering of securities other than the Shares (including, without limitation, other Class A Common Shares)), the Company shall furnish a copy thereof (which maybe an electronic copy) to the Agents and the Forward Purchasers (or, in the case of any such preliminary prospectus or Issuer Free Writing Prospectus relating solely to an offering of Shares pursuant to a Terms Agreement, to the Agent or Agents party to such Terms Agreement) and their counsel, and the Company shall not file or use any such proposed amendment or supplement to the Registration Statement, any preliminary prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus to which any Agent or Forward Purchaser reasonably objects (or, in the case of any preliminary prospectus or Issuer Free Writing Prospectus relating solely to an offering of Shares pursuant to a Terms Agreement, to which any Agent party to such Terms Agreement reasonably objects).

(vi) The Company represents that it has not made, and agrees not to make, any offer relating to the Shares that constitutes or would constitute an issuer free writing prospectus (as defined in Rule 433(h) of the 1933 Act Regulations) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the 1933 Act, without the prior written consent of each Agent and each Forward Purchaser (except, in the case of any Issuer Free Writing Prospectus relating solely to an offering of Shares pursuant to a Terms Agreement, only the prior written consent of the Agent or Agents party to such Terms Agreement shall be required).

(vii) The Company has complied and will comply with all applicable requirements of Rules 164 and 433 under the 1933 Act Regulations with respect to any Issuer Free Writing Prospectus with respect to the Shares, including in respect of timely filing with the Commission, legending and record keeping. If, during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to comply with the 1933 Act or other applicable law, the Company shall notify the Agents and the Forward Purchasers of any such event or condition, and, promptly prepare and, subject to Section 3(a)(v), file with the Commission and furnish without charge to the Agents and the Forward Purchasers, and to any dealer in securities as many copies as any Agent or Forward Purchaser may from time to time reasonably request of an amendment or supplement to such Issuer Free Writing Prospectus that will correct such conflict or make the statements in the Issuer Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that such Issuer Free Writing Prospectus, as amended or supplemented will comply with applicable law.

(viii) As soon as practicable after each Effective Date (it being understood that the Company shall have until at least 405 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 440 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Agents and the Forward Purchasers an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act Regulations); provided that the foregoing delivery requirements will be deemed satisfied if the foregoing materials are available on the Commission’s EDGAR system or on the Company’s website within the applicable time period specified above.

(ix) The Company shall promptly, from time to time, take such action as any Agent or Forward Purchaser may reasonably request to qualify the Shares and any Confirmation Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as such Agent or Forward Purchaser, as applicable, may reasonably designate and shall maintain such qualifications in effect so long as required to permit the continuance of the sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares; provided, however, that in connection therewith the Company shall not be obligated to take any action that would subject it to general service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business, other than those arising out of the offering of Shares in any jurisdiction in which it is now subject.

(x) At each Applicable Time, each Delivery Date, each Registration Statement Amendment Date (as defined below), each date on which the Company or the Operating Partnership shall file an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, including any date on which an amendment to any such document is filed (each such date, a “Company Periodic Report Date”), the date of each Terms Agreement to which any Agent is a party and each time notice of rescission of a Suspension shall have been given as contemplated by Section 2(f), the Company and the Operating Partnership shall be deemed to have jointly and severally affirmed each representation, warranty, covenant and other agreement of the Company and/or the Operating Partnership contained in this Agreement, but modified as necessary to relate to the Registration Statement, any preliminary prospectus, the Disclosure Package and the Prospectus as amended or supplemented as of such date.

(xi) Except during any Suspension, the Company will cooperate timely with any reasonable due diligence review conducted by an Agent or a Forward Purchaser or their counsel from time to time in connection with the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, as applicable, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate officers, during regular business hours and at the Company’s principal offices, as such Agent or Forward Purchaser may reasonably request.

(xii) Prior to or upon the First Offering Date, each Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement, each time an Agent or a Forward Purchaser shall reasonably request upon reasonable advance notice and, in each case subsequent to the First Offering Date, promptly after each (A) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms, offering or sale of the Shares, (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the 1934 Act, or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Class A Common Shares)) or filed pursuant to Section 3(a)(xxviii) (each such date, a “Registration Statement Amendment Date”) and (B) Company Periodic Report Date, and each time notice of rescission of a Suspension shall have been given as contemplated by Section 2(f), the Company and the Operating Partnership will furnish or cause to be furnished forthwith to the Agents and the Forward Purchasers a Certificate dated the date of delivery thereof, in the form set forth as Exhibit A (and including any changes proposed by the Company reasonably satisfactory to the Agents and the Forward Purchasers), but modified as necessary to relate to the Registration Statement, any preliminary prospectus, the Prospectus and the Disclosure Package as amended and supplemented, and to the documents incorporated by reference into any preliminary prospectus and the Prospectus, through such date of delivery thereof. As used in this paragraph, to the extent there shall be an Applicable Time on or within one business day following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to such Applicable Time; provided that this sentence shall not be applicable with respect to deliveries required on the Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement. Notwithstanding the foregoing, this paragraph shall not apply during any Suspension.

(xiii) Prior to or upon the First Offering Date, each Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement, each time an Agent or a Forward Purchaser shall reasonably request upon reasonable advance notice and, in each case subsequent to the First Offering Date, promptly after each (A) Registration Statement Amendment Date and (B) Company Periodic Report Date, and each time notice of rescission of a Suspension shall have been given as contemplated by Section 2(f), the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers and their counsel (x) the written opinions and negative assurance letter of counsel to the Company, dated the date of delivery thereof, in form and substance satisfactory to the Agents and the Forward Purchasers, and (y) the written opinion of special tax counsel to the Company, dated the date of delivery thereof, in form and substance satisfactory to the Agents and the Forward Purchasers, but modified as necessary to relate to the Registration Statement, any preliminary prospectus, the Prospectus and the Disclosure Package as amended and supplemented, and to the documents incorporated by reference into any preliminary prospectus and the Prospectus, through the date of such opinions and letter or, in lieu of any such opinion or letter, counsel last furnishing an opinion or letter to the Agents and the Forward Purchasers under this clause (xiii) shall furnish the Agents and the Forward Purchasers with a letter substantially to the effect that the Agents and the Forward Purchasers may rely on the last opinion or letter so delivered by such counsel to the same extent as though each were dated the date of delivery of such letter authorizing reliance (except that such letter authorizing reliance shall state that the statements in such last opinion or letter shall be deemed to relate to the Registration Statement, any preliminary prospectus, the Prospectus and the Disclosure Package as amended and supplemented, and to the documents incorporated by reference into any preliminary prospectus and the Prospectus, through the date of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or within one business day following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to such Applicable Time; provided that this sentence shall not be applicable with respect to deliveries required on the Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement. Notwithstanding the foregoing, this paragraph shall not apply during any Suspension.

(xiv) Prior to or upon the First Offering Date, the date of each Terms Agreement to which an Agent is a party, upon each Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement, each time an Agent or a Forward Purchaser shall reasonably request upon reasonable advance notice and, in each case subsequent to the First Offering Date, promptly after each (A) Registration Statement Amendment Date and (B) Company Periodic Report Date, and each time notice of rescission of a Suspension shall have been given as contemplated by Section 2(f), the Company will cause Deloitte & Touche LLP, independent public accountants for the Company and the Operating Partnership, or other independent accountants of nationally recognized standing for the Company and the Operating Partnership and, if applicable, any other firm of accountants that shall be required to furnish a letter pursuant to Section 5(f) with respect to any properties, businesses or entities whose independent accountants are not the same as the Company’s independent accountants, to furnish to the Agents and the Forward Purchasers a letter, dated the date of delivery thereof, in form reasonably satisfactory to the Agents and the Forward Purchasers and their counsel, of the same tenor as the letter referred to in Section 5(f) hereof, but modified as necessary to relate to the Registration Statement, any preliminary prospectus, the Prospectus and the Disclosure Package, as amended and supplemented, and to the documents incorporated by reference into any preliminary prospectus and the Prospectus, through the date of such letter. In connection with any letter delivered on a Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement, such letter shall reaffirm the statements made in the letter dated on the date of such Terms Agreement except that the specified date referred to in such letter for carrying out procedures shall be no more than three business days prior to such Delivery Date. As used in this paragraph, to the extent there shall be an Applicable Time on or within one business day following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to such Applicable Time; provided that this sentence shall not be applicable with respect to deliveries required on the date of a Terms Agreement or the Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement. Notwithstanding the foregoing, this paragraph shall not apply during any Suspension.

(xv) The Company consents to the Agents, the Forward Purchasers and their respective affiliates trading in the Company’s Class A Common Shares for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement; provided, however, that such trading does not violate any applicable laws, including applicable federal and state securities laws and all rules or regulations promulgated thereunder.

(xvi) The Company and the Operating Partnership shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the 1933 Act Regulations in connection with the offering and sale of the Shares, including with respect to the timely filing of documents thereunder, and will use their reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) in connection with the offering of the Shares were received in a timely manner by the Commission. If, following any instruction to an Agent to sell Shares pursuant to Section 2(b) or Section 2(c) hereof or following the execution of any Terms Agreement, to the knowledge of the Company or the Operating Partnership, all filings required by Rule 424 and Rule 433 in connection with the offering of the Shares shall not have been made or the representations in Sections 1(a), (b), (c), (d), and (t) shall not be true and correct on any Delivery Date with respect to the Shares sold pursuant to such instruction or such Terms Agreement, the Company will offer to any person who has agreed to purchase Shares as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Shares and, in the case of a Delivery Date with respect to Shares sold pursuant such Terms Agreement, will offer the Agent or Agents, as applicable, party to such Terms Agreement the right to refuse to purchase and pay for such Shares.

(xvii) In the case of any Shares sold through any of the Agents acting as sales agent, the Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, (1) the number of Shares sold through the Agents under this Agreement, (2) the aggregate “Number of Shares” (as defined in the relevant Confirmation) underlying each Confirmation, including, for any Confirmation for which a “Hedge Completion Date” (as defined therein) has not yet occurred, the expected maximum “Number of Shares” (as defined therein) and (3) the aggregate net proceeds to the Company and the aggregate compensation paid by the Company with respect to sales of Shares during the most recent fiscal quarter then ended and will separately disclose the same information with respect to Shares sold to the Agents, acting as principal.

(xviii) Other than during the period of any Suspension, the Company and the Operating Partnership will not, during any period during which the Company has instructed any Agent to sell Shares as sales agent on behalf of the Company or as forward seller on behalf of the relevant Forward Purchaser pursuant to, respectively, Sections 2(b) or 2(d) of this Agreement, as applicable, until such instructions have been fulfilled or ceased to have effect, or during the term of any Terms Agreement until the issuance of the Shares described thereunder, without (A) giving the relevant Agents or Forward Purchasers, as applicable, at least three business days’ prior written notice specifying the nature of such proposed action and the date of such proposed action, and (B) the applicable Agents or Forward Purchasers suspending activity under this program for such period of time as requested by the Company or, if longer, as deemed appropriate by such Agents in light of such proposed action, directly or indirectly, (1) issue, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the 1934 Act Regulations, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or (2) announce the offering of, or file any registration statement under the 1933 Act (other than a registration statement on Form S-8) in respect of, any Class A Common Shares or Operating Partnership Units, options or warrants to acquire Class A Common Shares or Operating Partnership Units or securities exchangeable or exercisable for or convertible into Class A Common Shares or Operating Partnership Units or publicly announce an intention to do any of the foregoing, other than:

a.	the issuance and sale of Shares offered and sold through or to any Agents pursuant to this Agreement and any Terms Agreements,

b.

the issuance of Operating Partnership Units to the Company in return for the Company’s contribution to the Operating Partnership of the Net Proceeds or other net proceeds received from the sale of Shares sold to or through the Agents pursuant to this Agreement or any Terms Agreements or from the issuance of Confirmation Shares to any Forward Purchasers pursuant to any Confirmations,

c.

the issuance of Class A Common Shares, options, restricted stock units or other equity awards to purchase Class A Common Shares pursuant to, and the issuance of, Class A Common Shares upon exercise of options, restricted stock units or other equity awards issued under, any stock option, stock bonus or other stock plan or similar arrangement described in the Disclosure Package and the Prospectus,

d.	the issuance of Class A Common Shares upon the redemption, conversion or exchange of Operating Partnership Units pursuant to the Partnership Agreement,

e.

any direct or indirect offers, negotiations or discussions of transactions contemplating the issuance of Class A Common Shares, Operating Partnership Units or any securities convertible into or exercisable or exchangeable for such Class A Common Shares in connection with the potential acquisition of property or assets, or the potential acquisition of, a joint venture with or a merger with another company,

f.

the entry by the Company or Operating Partnership into a definitive agreement contemplating the issuance of any Class A Common Shares, Operating Partnership Units or any securities convertible or exercisable or exchangeable for such Class A

Common Shares representing up to 10% of the outstanding Class A Common Shares on a fully diluted basis (1) in connection with the acquisition of property or assets, or the acquisition of, a joint venture with or a merger with another company or (2) pursuant to any employee benefit plan assumed by the Company in connection with such acquisition, joint venture or merger, and in each such case the filing of a registration statement with respect to, and the making of any public announcement in respect of, or disclosing the intent to engage in, such acquisition, joint venture or merger and related issuance of securities, and

g.	the Company’s issuance and sale of Confirmation Shares pursuant to any Confirmations.

The provisions set forth in this paragraph shall be in addition to, and shall not limit, any lock-up agreement that may be set forth in any Terms Agreement.

(xix) The Company and the Operating Partnership will apply the Net Proceeds from the sale of the Shares being sold by the Company and the net proceeds received from the sale of Confirmation Shares under any Confirmations substantially in accordance with the description as set forth in the Prospectus and the Disclosure Package under the caption “Use of Proceeds.”

(xx) Neither the Company nor the Operating Partnership has taken or will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares and neither will take any action prohibited by Regulation M under the 1934 Act in connection with the offering of the Shares contemplated by this Agreement, any Confirmation or any Terms Agreements.

(xxi) The Company and the Operating Partnership will use reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement, any Confirmation and any Terms Agreement by either of them prior to each Delivery Date.

(xxii) The Company shall maintain, at its expense, a registrar and transfer agent for the Class A Common Shares.

(xxiii) The Company will use its reasonable efforts to maintain the listing of the Shares and the Confirmation Shares on the Exchange.

(xxiv) During the Prospectus Delivery Period, the Company and the Operating Partnership will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use their reasonable efforts to cause their respective directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(xxv) The Company and the Operating Partnership shall not invest or otherwise use the proceeds received by the Company from the sale of the Shares or the Confirmation Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(xxvi) In connection with any offering of Shares by any Agent as principal, the Company and the Operating Partnership shall prepare a preliminary pricing supplement to the Prospectus and, as promptly as practicable after the execution of the Terms Agreement relating to such offering, the Company and the Operating Partnership shall prepare a pricing supplement to the Prospectus, in each case setting forth (as applicable) the plan of distribution for such Shares and such other matters as the Agent or any of the Agents party to such Terms Agreement may reasonably request or that the Company shall deem necessary or appropriate for inclusion therein and, in the case of a pricing supplement, the public offering price of the Shares to be sold pursuant to such Terms Agreement, any discounts or commissions payable to the Agent or Agents, as the case may be, party thereto and the net proceeds to the Company from the sale of such Shares and the use of such proceeds, each of which shall be satisfactory to each of the Agents party to such Terms Agreement in form and substance, and the Company and the Operating Partnership shall file the same, in each case together with the Prospectus, with the Commission and, to the extent required, with the Exchange not later than the business day following the date thereof and provide electronic and, if requested by any such Agent, hard copies thereof to such Agents.

(xxvii) In the event that notice of a Suspension is given and subsequently rescinded, all as provided in Section 2(f), the Company shall not instruct any Agent or Forward Purchaser to sell any Shares or enter into any Terms Agreement with any Agent or any Confirmation with any Forward Purchaser until such time as the Agents and the Forward Purchasers shall have received an officer’s certificate to the effect specified in Section 3(a)(xii), opinions and letter of counsel to the effect specified in Section 3(a)(xiii), an accountant’s letter to the effect specified in Section 3(a)(xiv), and the letter and negative assurance statement from Latham & Watkins LLP to the effect specified in Section 5(e), each dated as of the date of delivery thereof to the Agents and the Forward Purchasers, and the Company shall have offered the Agents and the Forward Purchasers the opportunity to conduct a due diligence review with the Company and its independent public accountants.

(xxviii) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect, the Company will, prior to the Renewal Deadline, (i) notify the Agents and the Forward Purchasers, (ii) file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, and then promptly notify the Agents and the Forward Purchasers of such filing and (iii) prepare a new prospectus supplement and accompanying base prospectus relating to the Shares, each in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, and, promptly after the filing of such new automatic shelf registration statement, cause such new prospectus supplement and accompanying base prospectus to be filed pursuant to Rule 424(b), and then promptly notify the Agents and the Forward Purchasers of such filing. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) notify the Agents and the Forward Purchasers, (ii) file a new shelf registration statement on the proper form relating to the Shares, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline, and then promptly notify the Agents and the Forward Purchasers of such effectiveness and (iv) prepare a new prospectus supplement and accompanying base prospectus relating to the Shares, each in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, and, promptly after the effectiveness of such new shelf registration statement, cause such new prospectus supplement and accompanying base prospectus to be filed pursuant to Rule 424(b), and then promptly notify the Agents and the Forward Purchasers of such filing. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. From and after the effectiveness of any such new shelf registration statement, (1) all references to the “Registration Statement” in this Agreement shall be deemed to include, collectively, the various parts of such new shelf registration statement, each as amended as of the applicable Effective Date for such part, including any Prospectus and all exhibits to such registration statement, and including the information deemed by virtue of Rule 430B to be part of such registration statement as of such Effective Date, and (2) all references in Section 1(a) of this Agreement to a “registration statement” or “such registration statement” shall be deemed to include such new shelf registration statement, mutatis mutandis.

(xxix) The Company shall reserve and keep available at all times, free of preemptive rights, a number of authorized and unissued Class A Common Shares sufficient to enable the Company to satisfy its obligations to issue Primary Shares and Confirmation Shares pursuant to this Agreement, any Confirmations and any Terms Agreements.

(xxx) The Company shall continue to elect to qualify as a REIT under the Code and to use its best efforts to meet the requirements to qualify as a REIT under the Code, unless the Company’s board of directors determines it is no longer in the Company’s best interests to do so.

(b) Each Agent, severally and not jointly, agrees that it shall not include any “issuer information” (as defined in Rule 433 under the 1933 Act Regulations) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Agent in connection with the offering or sale of the Shares without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company or the Operating Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 3(b), shall not be deemed to include information prepared by or on behalf of an Agent or a Forward Purchaser on the basis of or derived from issuer information.

4. Expenses. The Company and the Operating Partnership jointly and severally agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, any Confirmation and any Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents and Forward Purchasers of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents or the Forward Purchasers to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Shares and any Confirmation Shares to the Agents and the Forward Purchasers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents or the Forward Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares and the Confirmation Shares under securities laws in accordance with the provisions of Section 3(a)(ix) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $5,000), (vi) the fees and expenses of any transfer agent or registrar for the Shares and the Confirmation Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents and the Forward Purchasers in connection with, the review by FINRA of the terms of the sale of the Shares (such reasonable fees and disbursements of counsel not to exceed $10,000), (ix) the fees and expenses incurred in connection with the listing of the Shares on the Exchange and (x) if Shares having an aggregate gross sales price of at least $50,000,000 have not been offered and sold under this Agreement (including, without limitation, Shares sold to any Agents as principal pursuant to any Terms Agreement but, for the avoidance of doubt, excluding any Confirmation Shares) by December 31, 2020 (or such earlier date on which the Company terminates this Agreement), the reasonable and documented fees, disbursements and expenses of counsel for the Agents and the Forward Purchasers incurred by them in connection with this Agreement and any Confirmation (other than fees and expenses relating specifically to purchases of Shares by the Agents as principal), and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder and under any Confirmation in any event not to exceed $150,000 in the aggregate. Except as explicitly provided in this Section 4, Section 6 and Section 7 or as may otherwise be provided in any Terms Agreement or Confirmation, the Agents and the Forward Purchasers will pay their own expenses.

5. Conditions of the Agents’ and the Forward Purchasers’ Obligations. The several obligations of (A) each Agent hereunder with respect to any Shares that the Company has instructed such Agent to sell as sales agent on behalf of the Company or as forward seller, (B) the obligations of each Agent hereunder and under any Terms Agreement with respect to any Shares that such Agent has agreed to purchase or has the option to purchase as principal pursuant to any Terms Agreement and (C) the obligations of each Forward Purchaser hereunder are subject to (i) the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein, (a) as of the date of this Agreement, (b) as of the date such instructions are given to the applicable Agent or the date of such Terms Agreement, as the case may be, (c) as of each subsequent Registration Statement Amendment Date and Company Periodic Report Date, (d) as of each Applicable Time and Delivery Date with respect to such Shares, and (e) as of each “Trade Date” (as defined in each Confirmation, if any), (ii) the accuracy of the statements of the Company and the Operating Partnership made in any certificates pursuant to the provisions hereunder, and, if applicable, under such Terms Agreement or Confirmation, as the case may be, and (iii) the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder and, if applicable, under such Terms Agreement or Confirmation, as the case may be, and to each of the following additional terms and conditions:

(a) The Company shall have filed the Prospectus and, in the case of any offering or sale of Shares pursuant to a Terms Agreement, the applicable preliminary prospectus with the Commission (including the information required by Rule 430B) in the manner and within the time period required by Rule 424(b) (without giving effect to Rule 424(b)(8)). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act Regulations in connection with the issuance and sale of the Shares, in each case used or referred to after the date hereof, within the applicable time periods prescribed for such filings under such Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been instituted or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement, any preliminary prospectus or the Prospectus or otherwise shall have been complied with; the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) No Agent or Forward Purchaser shall have discovered and disclosed to the Company that the Registration Statement or any amendment or supplement thereto, or the Prospectus or the Disclosure Package or any amendment or supplement thereto relating to the Shares or Confirmation Shares, contains an untrue statement of a fact which, in the judgment of such Agent or Forward Purchaser, as the case may be, is material or omits to state a fact which, in the judgment of such Agent or Forward Purchaser, as the case may be, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate and partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, any Terms Agreements, any Confirmations, the Shares, any Confirmation Shares, the Registration Statement, any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement, any Confirmations and any Terms Agreements, and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Agents and the Forward Purchasers, and the Company shall have furnished to counsel for the Agents and the Forward Purchasers all documents and information that they may reasonably require for the purposes of enabling them to pass upon such matters, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements herein or therein contained.

(d) The Agents and the Forward Purchasers shall have received:

(i) the favorable opinion of Milbank LLP, counsel for the Company, addressed to the Agents and Forward Purchasers and delivered and dated on each date specified in Sections 3(a)(xiii) and 3(a)(xxvii) hereof, in form and substance satisfactory to the Agents and the Forward Purchasers; and

(ii) the favorable opinion of Weil, Gotshal & Manges LLP, special tax counsel for the Company, addressed to the Agents and Forward Purchasers and delivered and dated on each date specified in Sections 3(a)(xiii) and 3(a)(xxvii) hereof, in form and substance satisfactory to the Agents and the Forward Purchasers.

(e) The Agents and the Forward Purchasers shall have received from Latham & Watkins LLP, counsel for the Agents and the Forward Purchasers, such letter and negative assurance statement, addressed to the Agents and the Forward Purchasers and delivered and dated on each date specified in Sections 3(a)(xiii) and 3(a)(xxvii) hereof, with respect to the Registration Statement, the Prospectus and the Disclosure Package and other related matters as the Agents and the Forward Purchasers may reasonably request, and the Company shall have furnished to such counsel such documents and information as they may reasonably request to enable them to pass upon such matters.

(f) At the dates specified in Sections 3(a)(xiv) and 3(a)(xxvii) hereof, the Agents and the Forward Purchasers shall have received from Deloitte & Touche LLP, independent public accountants for the Company and the Operating Partnership, or other independent public accountants of nationally recognized standing for the Company and the Operating Partnership, letters, in form and substance satisfactory to the Agents and the Forward Purchasers, addressed to the Agents and the Forward Purchasers and dated the date of delivery thereof (i) confirming that they are independent public accountants within the meaning of the 1933 Act and the applicable rules and regulations adopted thereunder by the Commission and the Public Company Accounting Oversight Board (United States),

and (ii) stating, as of the date of delivery thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus and the Disclosure Package and any amendments or supplements thereto, as of a date not more than three days prior to the date of delivery thereof), the conclusions and findings of such firm with respect to the financial statements of the Company, the Operating Partnership and any other properties, businesses or entities (including any pro forma financial statements) and certain financial information regarding the Company, the Operating Partnership and, if applicable, such other properties, businesses or entities contained or incorporated by reference in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus and any amendments or supplements thereto, as customarily covered by accountants’ “comfort letters” in connection with public offerings. If the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus contains or incorporates by reference the financial statements of any properties, businesses or entities whose independent public accountants are not the same as the Company’s independent public accountants, then, at the dates specified in Sections 3(a)(xiv) and 3(a)(xxvii) hereof, the Agents and the Forward Purchasers shall have received from an independent public accountant of nationally recognized standing, a letter, in form and substance satisfactory to the Agents and the Forward Purchasers, addressed to the Agents and the Forward Purchasers and dated the date of delivery thereof, as to the matters set forth in the preceding sentence but modified to relate solely to such financial statements and any other financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus and any amendments or supplements thereto relating to such properties, businesses or entities, as the case may be.

(g) Since the commencement of the offering of the Shares under this Agreement or, if later, since the most recent Registration Statement Amendment Date or Company Periodic Report Date (whichever is later) and, in the case of the sale of Shares pursuant to a Terms Agreement to which any Agent is a party, since the date of such Terms Agreement:

(A) in the judgment of the Agents and the Forward Purchasers (or, in the case of the sale of Shares pursuant to a Terms Agreement, in the judgment of the Agent or Agents party to such Terms Agreement) there shall not have occurred any Material Adverse Change;

(B) there shall not have been any change, increase or decrease specified in the letter or letters referred to in Section 5(f) above or Section 3(a)(xiv) which is, in the sole judgment of the Agents and the Forward Purchasers (or, in the case of the sale of Shares pursuant to a Terms Agreement, in the judgment of the Agent or Agents party to such Terms Agreement) so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus; and

(C) (i) there shall not have occurred a downgrading in the rating assigned to any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(h) (i) The Company shall have furnished to the Agents and the Forward Purchasers a certificate of an officer in a form satisfactory to the Agents and the Forward Purchasers stating the minimum gross sales price per share for sale of Shares pursuant to this Agreement and the other information specified in clauses (x) and (y) of Section 2(b) and, in the event of any change in such information, shall promptly provide the Agents and the Forward Purchasers with a new certificate of an officer setting forth such changed information (and the receipt of such certificate and any such new certificate shall have been confirmed by the Agents and the Forward Purchasers (which confirmation may be by facsimile transmission or electronic mail)), and (ii) on each date specified in Section 3(a)(xii) and 3(a)(xxvii), the Company shall have furnished to the Agents and the Forward Purchasers a certificate to the effect set forth in Exhibit A attached hereto (and including any changes proposed by the Company reasonably satisfactory to the Agents and the Forward Purchasers and their counsel and such additional matters as the Agents and the Forward Purchasers may reasonably request) of the Chief Executive Officer, an Executive Vice President or a Senior Vice President of the Company.

(i) Subsequent to the later of (i) the execution and delivery of this Agreement or (ii) the most recent Company Periodic Report Date or Registration Statement Amendment Date (whichever is later) and, in connection with any Terms Agreement, subsequent to the date of such Terms Agreement, there shall not have occurred any of the following: (i) trading or quotation in any securities issued or guaranteed by the Company shall have been suspended or limited by the Commission or by the Exchange; (ii) trading in securities generally on the Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchange by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the applicable Agent or Forward Purchaser (or, in connection with any Terms Agreement, any Agent or Agents party to such Terms Agreement) is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares in the manner and on the terms described in the Prospectus and the Disclosure Package or to enforce contracts for the sale of securities.

(j) The Exchange shall have approved the Shares and any Confirmation Shares for listing, subject only to official notice of issuance, and satisfactory evidence of such action shall have been provided to the Agents and the Forward Purchasers.

(k) On or prior to each Delivery Date, the Company shall have furnished to the Agents and the Forward Purchasers such further certificates and documents as any of the Agents and the Forward Purchasers may reasonably request.

(l) In the case of any Terms Agreement, any additional conditions specified therein to the obligations of any Agent party thereto shall have been satisfied as of the dates required.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Agents and the Forward Purchasers.

6. Indemnification.

(a) Indemnification of the Agents and the Forward Purchasers. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Agent and each Forward Purchaser, their respective officers, directors, partners, employees, representatives, affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), selling agents and each person, if any, who controls any Agent or any Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or are based upon any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or any road show as defined in Rule 433(h) under the 1933 Act (a “road show”), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or in any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or any road show of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents and the Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any road show or “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act in reliance upon and in conformity with the Agent Information.

(b) Indemnification of the Company and the Operating Partnership. Each Agent and each Forward Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, the Operating Partnership, the Company’s directors, and each of its officers who signed the Registration Statement, each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the respective officers, directors, partners, employees, representatives, Affiliates and agents of the Company, the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any road show in reliance upon and in conformity with the Agent Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights or defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the applicable Agents and any applicable Forward Purchasers, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, respectively. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to Section 6(c), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 6 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand, and the applicable Agent and any applicable Forward Purchaser, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the applicable Agent and any applicable Forward Purchaser, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agent and any applicable Forward Purchaser, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds received by the Company from the offering of the Shares sold to or through the applicable Agent pursuant to this Agreement and any Terms Agreements (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through any of the applicable Agent, acting as forward seller on behalf of a Forward Purchaser in connection with a Confirmation entered into by such Forward Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Shares through such Agent) in each case before deducting expenses and before deducting any transaction fees, transfer taxes or other similar fees, taxes or charges of the nature referred to in Section 2(h) hereof), and the total commissions received by the applicable Agent and, in the case of any Shares purchased by any applicable Agent as principal, discounts received by such Agent under this Agreement and any applicable Terms Agreement to which such Agent is a party bear to the aggregate gross sales price of the Shares sold to or through the applicable Agent pursuant to this Agreement and any such Terms Agreements. For the avoidance of doubt, the net proceeds received by a Forward Purchaser upon the sale of Shares by an Agent as forward seller shall be calculated as the gross proceeds from such sale minus the commission owed to such Agent, which commission, on a per share basis, shall be deemed to be equal to the percentage discount applied to the Initial Forward Price (as defined in the related Confirmation), and such commission amount shall also be deemed to be the commission received by such Agent for such sales.

The relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agent and the applicable Forward Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agent or the applicable Forward Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agent and Forward Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, neither any Agent nor the affiliated Forward Purchaser, if any, shall be required to contribute, in the aggregate, any amount in excess of the total commissions and discounts received by such Agent in connection with the Shares distributed by it to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls any Agent or Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Agent’s or Forward Purchaser’s respective officers, directors, partners, employees, representatives, Affiliates and selling agents shall have the same rights to contribution as such Agent or Forward Purchaser, and each director of the Company and the Operating Partnership, each officer of the Company and the Operating Partnership who signed the Registration Statement, and each person, if any, who controls either the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the respective officers, directors, partners, employees, representatives, Affiliates and selling agents of the Company, Operating Partnership and ach person, if any, who controls either the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company or the Operating Partnership, respectively.

The provisions set forth in Sections 6 and 7 of this Agreement shall be in addition to, and shall not limit, any indemnification, contribution or similar provision set forth in any Confirmation.

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that with respect to any pending instruction for sale through an Agent as sales agent or as forward seller, and with respect to any pending sale to an Agent pursuant to a Terms Agreement and any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of such Agent and any applicable Forward Purchaser, shall remain in full force and effect notwithstanding such termination and the provisions of Section 1, Section 4, Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13, Section 14, Section 15, Section 18 and Section 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Agent and each Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time, but solely with respect to such Agent or Forward Purchaser, as applicable. Any such termination shall be without liability of any party to any other party except that with respect to any pending instruction for sale through any such Agent, as sales agent or as forward seller, and with respect to any pending sale to such Agent pursuant to a Terms Agreement and any offering or resale of any Shares purchased or to be purchased by such Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of such Agent or such Forward Purchaser, as the case may be, shall remain in full force and effect notwithstanding such termination and the provisions of Section 1, Section 4, Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13, Section 14, Section 15, Section 18 and Section 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) Unless earlier terminated pursuant to Section 8(a), (b) or (d), this Agreement shall automatically terminate upon the sale of Shares pursuant to this Agreement and any Terms Agreements with an aggregate gross sales price equal to the Maximum Program Amount. Any such termination shall be without liability of any party to any other party except that with respect to any pending instruction for sale through an Agent, as sales agent or as forward seller, and with respect to any pending sale to an Agent pursuant to a Terms Agreement and any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of the Agents and any Forward Purchasers, shall remain in full force and effect notwithstanding such termination and the provisions of Section 1, Section 4, Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13, Section 14, Section 15, Section 18 and Section 20 of this Agreement shall remain in full force and effect notwithstanding such termination. The Company shall promptly notify the Agents and the Forward Purchasers of any automatic termination pursuant to this Section 8(c).

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Section 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement pursuant to this clause (d) shall in all cases be deemed to provide that, except that with respect to any pending instruction for sale through an Agent, as sales agent or as forward seller, and with respect to any pending sale to an Agent pursuant to a Terms Agreement and any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of the Agents and any applicable Forward Purchasers, shall remain in full force and effect notwithstanding such termination and the provisions of Section 1, Section 4, Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13, Section 14, Section 15, Section 18 and Section 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(e) Any termination of this Agreement pursuant to Section 8(a) or (b) above shall be effective on the date specified in the applicable notice of termination, provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents and the Forward Purchasers, in the case of termination pursuant to Section 8(a), or the Company, in the case of termination pursuant to Section 8(b). Any termination of this Agreement pursuant to Section 8(d) shall be effective as of the date specified by mutual agreement of the parties. If such termination shall occur prior to the Delivery Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(j) hereof.

9. No Advisory or Fiduciary Responsibility. The Company and the Operating Partnership acknowledge and agree that (a) the offering of the Shares pursuant to this Agreement and any Terms Agreement and the issuance and sale of Confirmation Shares pursuant to any Confirmation, including the determination of the gross sales price of the Shares and any related discounts and commissions and the price to be paid for any Confirmation Shares, is an arm’s-length commercial transaction between the Company and Operating Partnership, on the one hand, and the applicable Agents and/or Forward Purchasers, as applicable, on the other hand, (b) except to the extent any Agent offers and sells shares as a sales agent, in connection each transaction contemplated by this Agreement, any Terms Agreement and any Confirmation and the process leading to such transactions, each of the Agents and the Forward Purchasers is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Operating Partnership, any of their respective subsidiaries, stockholders, creditors, employees or any other party, (c) no Agent or Forward Purchaser has assumed or will assume by this Agreement, any Terms Agreement or any Confirmation, an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether any Agent or Forward Purchaser has advised or is currently advising the Company or the Operating Partnership or any of their respective subsidiaries on other matters) and no Agent or Forward Purchaser has or will have any obligation to the Company or the Operating Partnership with respect to the transactions contemplated hereby or thereby except the obligations expressly set forth in this Agreement or in any Terms Agreement to which such Agent is a party or any Confirmation to which such Forward Purchaser is a party, (d) each Agent and each Forward Purchaser and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Operating Partnership and (e) no Agent or Forward Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares contemplated hereby and each of the Company and the Operating Partnership has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

10. Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 10, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

11. Notices, etc. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents and Forward Purchasers shall be directed to:

(a) if to BNP Paribas Securities Corp. or to BNP Paribas, shall be delivered or sent by mail or e-mail to BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Equity Syndicate Desk, (E-Mail: nyk_elo@us.bnpparibas.com), with a copy to Damir Tanovic (E-Mail: damir.tanovic@us.bnpparibas.com);

(b) if to Credit Agricole Securities (USA) Inc. or to Crédit Agricole Corporate and Investment Bank, shall be delivered by mail or e-mail to Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Northon Melo, (E-Mail: northon.melo@ca-cib.com), with a copy to Equity Capital Markets (E-Mail: equitycapitalmarkets@ca-cib.com);

(c) if to Evercore Group L.L.C., shall be delivered by mail or e-mail to Evercore Group L.L.C., 55 East 52nd Street, New York, New York 10055, Attention: Jay Chandler, (E-Mail: Jay.Chandler@evercore.com);

(d) if to Fifth Third Securities, Inc., shall be delivered by mail or e-mail to Fifth Third Securities, Inc., 424 Church Street, Suite 600, Maildrop UTFC6B, Nashville, Tennessee 37219, Attention: Michael Ryan, (E-Mail: michael.ryan@53.com);

(e) if to Scotia Capital (USA) Inc. shall be delivered by mail or e-mail to Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets (E-Mail: us.ecm@scotiabank.com), with a copy to Chief Legal Officer U.S. (E-Mail: us.legal@scotiabank.com);

(f) if to The Bank of Nova Scotia, shall be delivered by mail or facsimile to The Bank of Nova Scotia, c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: William See / Gary Nathanson / Bahar Alast (facsimile: 212-225-5633) with a copy to The Bank of Nova Scotia, 44 King Street West, Central Mail Room, Toronto, Ontario, Canada M5H 1H1, Attention: GWO – OTC Confirmations;

(g) if to SMBC Nikko Securities America, Inc., shall be delivered by mail or e-mail to SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172, Attention: Equity Capital Markets, (E-Mail: nyecm@smbcnikko-si.com).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof except as otherwise expressly provided herein. The Company and the Operating Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made by an Agent or a Forward Purchaser. Any party hereto or any party to a Terms Agreement may change its address for this purpose by giving written notice to the other parties hereto or thereto.

12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents, the Forward Purchasers, the Company and the Operating Partnership and their respective successors. Any Terms Agreement shall inure to the benefit of and be binding upon the parties to such Terms Agreement and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers, the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Agent shall be deemed to be a successor by reason merely of such purchase.

13. Trial by Jury. Each of the parties hereto (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14. Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

15. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

16. Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

17. Counterparts. This Agreement and any Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

18. Partial Unenforceability. To the fullest extent permitted by applicable law, the invalidity or unenforceability of any Section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be, and, if any Section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

20. Several Obligations of the Agents and Forward Purchasers. Anything herein to the contrary notwithstanding, all representations, warranties, agreements and other obligations of the Agents and the Forward Purchasers set forth in this Agreement or any Terms Agreement are the several, and not joint, representations, warranties, agreements and other obligations of each Agent and each Forward Purchaser (in the case of this Agreement) or of each Agent party to such Terms Agreement (in the case of any Terms Agreement). The Company further understands and agrees that each Agent shall provide its services hereunder independently from any other Agent and that no Agent will rely upon any services or work performed by any other Agent. Accordingly, the Company further agrees that no Agent shall have any liability to the Company or its securityholders for any actions or omissions of any other Agent.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Purchasers, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

MGM GROWTH PROPERTIES LLC

By	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Secretary

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

By	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Secretary

[Signature Page to MGP Sales Agreement]

Accepted:

BNP PARIBAS SECURITIES CORP.

By:	/s/ Frederick J. Fiddle
Name:	Frederick J. Fiddle
Title:	Managing Director

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Northon Melo
Name:	Northon Melo
Title:	Managing Director

EVERCORE GROUP L.L.C.

By:	/s/ Marty Cicco
Name:	Marty Cicco
Title:	Managing Director

FIFTH THIRD SECURITIES, INC.

By:	/s/ Susannah Doyle Lunke
Name:	Susannah Doyle Lunke
Title:	Director, ECM, VP

SCOTIA CAPITAL (USA) INC.

By:	/s/ John Stracquadanio
Name:	John Stracquadanio
Title:	Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Gianpaolo Arpaia
Name:	Gianpaolo Arpaia
Title:	Vice President

As Agents

[Signature Page to MGP Sales Agreement]

Accepted:

BNP PARIBAS

By:	/s/ Stephan B. Nawrocki
Name:	Stephan B. Nawrocki
Title:	Managing Director

By:	/s/ Frederick J. Fiddle
Name:	Frederick J. Fiddle
Title:	Managing Director

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: CREDIT AGRICOLE SECURITIES (USA) INC., as Agent

By:	/s/ Northon Melo
Name:	Northon Melo
Title:	Managing Director

THE BANK OF NOVA SCOTIA

By:	/s/ John Stracquadanio
Name:	John Stracquadanio
Title:	Managing Director

As Forward Purchasers

[Signature Page to MGP Sales Agreement]

EXHIBIT A

OFFICERS’ CERTIFICATE

[Date]

Reference is made to that certain Sales Agreement dated April 30, 2019 (the “Sales Agreement”) among the MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (the “Agents”) and the Forward Purchasers (as defined in the Sales Agreement) providing for the sale through the Agents, as agents and/or, in certain cases, as forward sellers, by the Company and/or the Forward Purchasers, or to the Agents, as principal, by the Company pursuant to any Terms Agreements, from time to time of class A common shares representing limited liability company interests of the Company, having an aggregate gross sales price of up to $[•]. The undersigned, [•], as [the Chairman of the Board, Chief Executive Officer, President or Chief Operating Officer] of the Company, and [•], as [the Chief Financial Officer or Chief Accounting Officer] of the Company, each hereby certifies on behalf of (i) the Company and (ii) in the Company’s capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership (in each case, in his and her respective capacities as such officers of the Company and not in his or her individual capacity), as follows:

1.

we have examined the Registration Statement, [insert if applicable—any preliminary prospectus,] the Disclosure Package, the Prospectus and any amendments or supplements thereto, any Issuer Free Writing Prospectus and any amendments or supplements thereto and the Sales Agreement;

2.

since the commencement of the offering of the Shares under the Sales Agreement or, if later, since the most recent Registration Statement Amendment Date or Company Periodic Report Date (whichever is later) [insert as applicable—and on or after the date of the Terms Agreement dated [•] among the Company, the Operating Partnership and [name of Agent]], (i) no downgrading has occurred in the rating accorded to any securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities;

3.

since the date of the latest audited financial statements of the Company included or incorporated by reference in the Prospectus (as amended and supplemented, if applicable, as of the date hereof) and the Disclosure Package, there has not occurred any Material Adverse Change;

4.

the representations, warranties and covenants of the Company and the Operating Partnership set forth in Section 1 of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as though expressly made on and as of the date hereof;

A-1

5.

each of the Company and the Operating Partnership has complied in all material respects with all its agreements in the Sales Agreement and satisfied all the conditions on its part to be performed or satisfied thereunder at or prior to the date hereof; and

6.

in our opinion, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any Disclosure Package (in each case as amended and supplemented, if applicable, as of the date hereof) that has not been so set forth.

Terms (whether or not capitalized) that are used herein and not defined herein but that are defined in the Sales Agreement have the meanings ascribed thereto in the Sales Agreement.

(Signature Page Follows)

A-2

EXHIBIT B

FORM OF PLACEMENT NOTICE

Date:

From:

To:	[•], as Forward Purchaser

[•], as Forward Seller

Subject: Sales Agreement – Placement Notice

Reference is made to that certain Sales Agreement dated April 30, 2019 (the “Sales Agreement”) among inter alia the MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), [•] (the “Forward Purchaser”) and [•] (in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”) (the “Sales Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them, respectively, in the Sales Agreement or the form of the Confirmation in Annex C to the Sales Agreement.

The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Sales Agreement is true and correct as of the date hereof, and that that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

[The Company desires to enter into a forward stock purchase transaction, including a related Confirmation substantially consistent with a form of the Confirmation in Annex C to the Sales Agreement on the following terms:]1

Number of Trading Days in Forward Hedge Selling Period:

First date of Forward Hedge Selling Period:

[1]	NTD: Bracketed language to be included in Form of Placement Notice used in connection with a forward confirmation.

B-1

Maximum number of Shares to be sold:
Forward Hedge Amount:
Minimum price (adjustable by Company during the Forward Hedge Selling Period, and in no even less than $[•] per Share:
Discount percentage for purposes of the Initial Forward Price / forward hedge selling commission rate:
Spread:
Initial Stock Loan Rate:
Maturity Date:
[Number of Scheduled Trading Days in the notice period for Cash Settlement / Net Share Settlement election:][2]

Forward Price Reduction Date:	Forward Price Reduction Amount:
[•]	[•]

[•]	[•]

[2]	NTD: Bracketed language to be included in Form of Placement Notice used in connection with a forward confirmation.

B-2

Very truly yours,

MGM GROWTH PROPERTIES LLC

By
Title:

(Signature Page to the Placement Notice)

Annex A

Form of Due Diligence Protocol

for Primary Open Market Sales Program

Due Diligence Protocol

Regarding the Sales Agreement dated April 30, 2019 (the “Sales Agreement”)

by and among MGM Growth Properties LLC (the “Company”),

MGM Growth Properties Operating Partnership LP, BNP Paribas Securities Corp., Credit

Agricole Securities (USA) Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Scotia

Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (the “Agents”) and the

Forward Purchasers (as defined in the Sales Agreement)

Set forth below are guidelines for use by the Company and the Agents relating to the Agents’ continuous due diligence efforts (both on behalf of themselves and, if applicable, on behalf of the Forward Purchasers affiliated with the respective Agents) in connection with the sale of the Shares pursuant to the Sales Agreement:

1.

In addition to the documents provided pursuant to Sections 5(d), (e), (f) and (h)(ii) of the Sales Agreement, the Agents expect to request that the Company conduct a due diligence call with business, financial and legal representatives to occur promptly following each Company Periodic Report Date and the Company will deliver information necessary to substantiate any market-related demographic or similar data appearing in the document being filed on such Company Periodic Report Date.

2.

On or prior to the fifth business day following the date of the filing by the Company of an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, including any date on which an amendment to any such document is filed, the Agents expect to request that the Company (i) conduct a due diligence call with business, financial and legal representatives to discuss, among other things, the financial position, business operations and results of operations for the month in which the Company Periodic Report Date occurs and (ii) provide a certificate referred to in Section 5(h)(ii) of the Sales Agreement.

3.

During any week the Company intends to sell, or to request any Forward Purchaser to borrow and sell through its affiliated Forward Seller, Shares pursuant to the Sales Agreement, the Agents expect to request, and prior to any offering of Shares following a Suspension, the Agents may request, that the Company conduct a due diligence call with business, financial and legal representatives.

4.

If the Company, the Operating Partnership and an Agent enter into a Terms Agreement in connection with a Principal Transaction, such Agent expects to request that the Company conduct a due diligence call prior to the execution of such Terms Agreement and on or prior to each Delivery Date for the applicable Shares.

5.

In the event that an Agent is requested by the Company to sell on any one trading day an amount of Shares that would be equal to or greater than 25% of the average daily trading volume (calculated based on the previous 30 trading days) of the Company’s Class A Common Shares, such Agent expects to request that the Company (i) conduct a due diligence call with business, financial and legal representatives and (ii) provide a certificate in the form referred to in Section 5(h)(ii) of the Sales Agreement.

Annex A-1

6.

An Agent will also require an email exchange each day that the Company intends to sell, or to request any Forward Purchaser to borrow and sell through its affiliated Forward Seller, Shares pursuant to the Sales Agreement or Terms Agreement in the form set forth in Exhibit A hereto confirming that each of the preliminary prospectus, if any, and the Prospectus does not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.

On or prior to each Delivery Date, the Company shall have furnished an Agent and, if applicable, a Forward Purchaser such documents and information reasonably requested by such Agent or, if applicable, such Forward Purchaser to confirm and verify any information and statistics included, incorporated or deemed to be incorporated by reference in the preliminary prospectus, if any, and the Prospectus regarding, among other things, the industry, markets, submarkets and sectors in which the Company and the Operating Partnership may operate.

The foregoing is an expression of the Agents’ current intent only, may be changed at any time, does not purport to reflect all of the due diligence procedures that the Agents have performed or expect to perform, and shall not in any manner limit any Agent’s or Forward Purchaser’s rights under the Sales Agreement or any Terms Agreement or Confirmation, including any Agent’s or Forward Purchaser’s right to require such additional due diligence procedures as such Agent or Forward Purchaser may reasonably request pursuant to the Sales Agreement or any Terms Agreement.

For the avoidance of doubt, for the purposes of the Sales Agreement, each Terms Agreement, if any, and this due diligence protocol, the Agents, the Forward Purchasers, the Company and the Operating Partnership expect that no sales under the Sales Agreement or any Terms Agreement will be requested or made at any time the Company is in possession of material nonpublic information with respect to the Company. The Agents, the Company and the Operating Partnership expect that, subject to the limitations in the foregoing sentence and as may be mutually agreed upon by the Company, the Agents and the Forward Purchasers, offers and sales pursuant to the Sales Agreement or any Terms Agreement may be requested by the Company and made during the period that begins,

•

for the period immediately following execution and delivery of the Sales Agreement, on the first Trading Day after the Prospectus Supplement has been filed as and within the applicable period required by the Securities Act of 1933; and

•	for subsequent periods, 24 hours after the Filing Time of any subsequent Form 10-Q or Form 10-K, as and within the applicable period required by the Securities Exchange Act of 1934 and in either case, that ends on but excludes the date which is the 10th business day prior to an Earnings Announcement.

Terms (whether or not capitalized) used but not defined herein have the meanings assigned to them in the Sales Agreement.

Annex A-2

Exhibit A to Due Diligence Protocol

Email from an Agent to the Company:

In connection with your instructions that we sell, in our capacity as [Revise as appropriate-] [sales agent of the Company] [forward seller on behalf of our affiliated Forward Purchaser] up to [Revise as appropriate—][[•] class A common shares of MGM Growth Properties LLC][class A common shares of MGM Growth Properties LLC with an aggregate gross sales price of up to $[•]] at prices not less than $[•] per share, pursuant to Section 2 of the Sales Agreement, dated April 30, 2019 (the “Sales Agreement”), among MGM Growth Properties LLC (the “Company”), MGM Growth Properties Operating Partnership LP and BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (the “Agents”) and the Forward Purchasers (as defined in the Sales Agreement), please confirm by reply email that the Company’s Prospectus and the Disclosure Package (each as defined in the Sales Agreement), including the documents incorporated by reference therein and any amendments or supplements thereto, as of the date of this email, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Confirming email from the Company to an Agent:

Pursuant to your email request, I, [name], [title] of MGM Growth Properties LLC (the “Company”), hereby confirm that, as of the date of this email, the Prospectus and the Disclosure Package (each as defined in the Sales Agreement referred to in your email), including the documents incorporated by reference therein and any amendments or supplements thereto, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Annex A-3

Annex B

MGM Growth Properties LLC

Class A Common Shares

Representing Limited Liability Company Interests of the Company

TERMS AGREEMENT

[Date]

[•]

[•]

New York, New York [•]

Ladies and Gentlemen:

MGM Growth Properties LLC, Delaware limited liability company (the “Company”), proposes, on the terms and subject to the conditions stated herein and in the Sales Agreement dated April 30, 2019 (the “Sales Agreement”) between the Company, MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (the “Agents”) and the Forward Purchasers (as defined in the Sales Agreement), to issue and sell to [•], one of the Agents under the Sales Agreement (“the Agent”), the number of the Company’s class A common shares representing limited liability company interests of the Company (the “Class A Common Shares”), specified in the Schedule 1 hereto (the “[Purchased] Securities”), [and to grant to the Agent the option to purchase all or any of the additional Class A Common Shares specified in the Schedule 1 hereto (the “Additional Securities” and, together with the Purchased Securities,] the “Securities”). Terms, whether or not capitalized, that are used herein but not defined and that are defined in the Sales Agreement shall have the respective meanings ascribed thereto in the Sales Agreement. [Provisions regarding Additional Securities and the definition of “Securities” to be revised, included or deleted, as applicable.]

[The Agent, shall have the right, at its option, to purchase from the Company all or a portion of the Additional Securities at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities; provided that the purchase price per share payable by the Agent for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and paid or payable on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Agent at any time and from time to time and one or more times on or before the 30th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (each such date and time being herein referred to as an

“Option Closing Date”); provided, however, that an Option Closing Date shall not be earlier than the Delivery Date set forth on the Schedule 1 hereto nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless otherwise agreed by the Company. Payment of the purchase price for the Additional Securities shall be made on the applicable Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities. For purposes of clarity, the parties hereto agree that on any Option Closing Date the Company and the Operating Partnership shall be deemed to have jointly and severally reaffirmed, as of such Option Closing Date, mutatis mutandis, each representation, warranty, covenant and other agreement contained in the Sales Agreement.]

The Company and the Operating Partnership shall deliver or cause to be delivered each of the certificates, opinions and letters set forth in Sections 3(a)(xii), 3(a)(xiii) and 3(a)(xiv) of the Sales Agreement that are required to be delivered on the date of this Agreement, the Delivery Date set forth on the Schedule 1 hereto [and on any Option Closing Date] and, without limitation to the foregoing, the obligations of the Agent to purchase the Purchased Securities [and any Additional Securities that the Agent has elected to purchase pursuant to this Terms Agreement] shall be subject to the delivery of such documents, each of which shall be reasonably satisfactory to the Agent in form and substance, and shall also be subject to the satisfaction of the conditions set forth in Section 5 of the Sales Agreement [and in the next succeeding paragraph].

[On or prior to the date of this Terms Agreement, the Company shall have furnished to the Agent agreements (the “Lock-Up Agreements”), each in the form set forth in Schedule 3 hereto, from the individuals listed on Schedule 2 hereto and each such Lock-Up Agreement shall be in full force and effect on the Delivery Date set forth in Schedule 2 hereto [and on any Option Closing Date]].

Each of the provisions of the Sales Agreement not specifically related to (a) the solicitation by the Agents, as agents of the Company, of offers to purchase Shares or (b) the Confirmations, Confirmation Shares and related transactions is incorporated herein by reference in its entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein, mutatis mutandis. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Applicable Time relating to the offering contemplated by this Terms Agreement, the Delivery Date set forth on the Schedule 1 hereto [and each Option Closing Date], except that each representation, warranty and agreement in Section 1 of the Sales Agreement which makes reference to the preliminary prospectus, the Disclosure Package or the Prospectus shall be deemed to be a representation, warranty and agreement as of the date of this Terms Agreement, the Applicable Time [and] [,] the Delivery Date [and each Option Closing Date] in relation to the preliminary prospectus, the Disclosure Package and the Prospectus, as applicable, as amended and supplemented to such date.

Subject to the terms and conditions set forth herein and the terms and conditions of the Sales Agreement which are incorporated herein by reference as described above, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule 1 hereto [and, if the Agent shall exercise its option to purchase all or any of the Additional Securities as described above, the Company agrees to issue and sell to the Agent and the Agent agrees to purchase from the Company such Additional Securities at the time and place specified pursuant to and at the purchase price set forth in this Terms Agreement.]

Annex B-2

[To be revised as needed—] During the period (the “Lock-up Period”) commencing on the date of this Terms Agreement and ending on the ●th day following the date of this Terms Agreement, the Company will not, without the prior written consent of the Agent, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Class A Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares, whether any such transaction is to be settled by delivery of Class A Common Shares or such other securities, in cash or otherwise, or file any registration statement under the 1933 Act with respect to any of the foregoing, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Class A Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Shares or such other securities, in cash or otherwise, other than:

(i) the issuance and sale of the Purchased Securities [and any Additional Securities] to the Agent, and the issuance and sale of Confirmation Shares to any Forward Purchasers pursuant to Confirmations entered into prior to the date of this Terms Agreement,

(ii) any Class A Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus,

(iii) any Class A Common Shares issued or options to purchase Class A Common Shares granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus,

(iv) any Class A Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus,

(v) any direct or indirect offers, negotiations or discussions of transactions contemplating the issuance of Class A Common Shares or any securities convertible into or exercisable or exchangeable for such Class A Common Shares in connection with the potential acquisition of property or assets, or the potential acquisition of, a joint venture with or a merger with another company,

(vi) the issuance of Operating Partnership Units pursuant to a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or

Annex B-3

(vii) the entry by the Company into a definitive agreement contemplating the issuance of any Class A Common Shares or any securities convertible or exercisable or exchangeable for such Class A Common Shares representing up to 10% of the outstanding Class A Common Shares on a fully diluted basis or, with the prior written consent of a nominee of the Agent, any Class A Common Shares or any securities convertible into or exercisable or exchangeable for such Class A Common Shares representing greater than 10% of the outstanding Class A Common Shares on a fully diluted basis, in each case, (1) in connection with the acquisition of property or assets, or the acquisition of, a joint venture with or a merger with another company, or (2) pursuant to any employee benefit plan assumed by the Company in connection with such acquisition, joint venture or merger, and in each such case the filing of a registration statement with respect to, and the making of any public announcement in respect of, or disclosing the intent to engage in, such acquisition, joint venture or merger and related issuance of securities; provided that, in the case of (1) and (2) of this clause (vi), any recipient of such securities representing greater than 10% of the outstanding Class A Common Shares on a fully diluted basis shall execute and deliver to the Agent a lock-up letter substantially to the effect set forth in Schedule 3, and, provided further, that in the case of issuances of securities to MGM or its affiliates pursuant to clause (vi), MGM, or such affiliates, shall further agree not to convert or exchange any of its Operating Partnership Units into Class A Common Shares until the expiration of the period referred to above, subject to the exceptions stated above. Notwithstanding the foregoing, the Company may establish or amend a trading plan pursuant to Rule 10b5-1 under the 1934 Act for the transfer of the Class A Common Shares, provided that (A) such plan does not provide for the transfer of the Class A Common Shares during the period referred to above and (B) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Shares may be made under such plan during the period referred to above.

The Agent shall have the right, by giving written notice as specified in the Sales Agreement, to terminate this Terms Agreement if at any time prior to the payment for, and delivery to the Agent of, the Securities on the Delivery Date specified on the Schedule 1 hereto [or, if Additional Securities are to be purchased on an Option Closing Date, to terminate the Agent’s obligation to purchase such Additional Securities on such Option Closing Date if at any time prior to the payment for, and delivery to the Agent of, such Additional Shares on such Option Closing Date] (i) there has been, since the date of this Terms Agreement or since the respective dates as of which information is given in the Prospectus or Disclosure Package, any Material Adverse Change, (i) trading or quotation in any securities issued or guaranteed by the Company shall have been suspended or limited by the Commission or by the Exchange; (ii) trading in securities generally on the Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchange by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares in the manner and on the terms described

Annex B-4

in the Prospectus and the Disclosure Package or to enforce contracts for the sale of securities. Except as otherwise provided in the Sales Agreement, any termination of this Agreement pursuant to this paragraph shall be without liability on the part of (a) the Company or the Operating Partnership to the Agent or (b) the Agent to the Company or the Operating Partnership.

If any condition specified in Section 5 of the Sales Agreement that is applicable to the transactions contemplated by this Agreement or any condition specified in this Agreement is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Agent by notice to the Company at any time on or prior to the payment for, and delivery to the Agent of, the Securities on the Delivery Date set forth on the Schedule 1 attached hereto [or, with respect to any Additional Securities that the Agent has elected to purchase, the Agent may, at any time prior to the payment for, and delivery to the Agent of, such Additional Shares on to the applicable Option Closing Date, terminate its obligation to purchase such Additional Securities], which termination shall be without liability on the part of any party to any other party, except as otherwise provided in the Sales Agreement or in this Agreement.

This Agreement and the Sales Agreement constitute the entire agreement of the parties hereto with respect to the transactions contemplated hereby and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Operating Partnership in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING UNDER THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

Annex B-5

Very truly yours,

MGM GROWTH PROPERTIES LLC

By
Title:

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

By
Title:

Accepted as of the date hereof:

[•]

By:
Authorized Representative

Annex B-6

Schedule 1 to Terms Agreement

Number of Purchased Securities to be sold by the Company:

Number of Additional Securities which may be purchased by Agent:

Price per Purchased Security to be paid by Agent:

Delivery Date:

Time of Delivery:

Delivery Location:

[Schedule 2 to Terms Agreement]

[List of Individuals Delivering Lock-Up Agreements]

[Schedule 3 to Terms Agreement]

[Form of Lock-Up Agreement]

MGM Growth Properties LLC

Class A Common Shares

Representing Limited Liability Company Interests of the Company

[Date]

[•]

[•]

New York, New York [•]

Ladies and Gentlemen:

The undersigned understands that [•] (“the Agent”) proposes to enter into a Terms Agreement (the “Terms Agreement”) with MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), pursuant to which the Company will issue and sell to the Agent class A common shares representing limited liability company interests of the Company (the “Class A Common Shares”) on the terms and subject to the conditions stated therein and in the Sales Agreement dated April 30, 2019 (the “Sales Agreement”) between the Company, MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (the “Agents”) and the Forward Purchasers (as defined in the Sales Agreement). Terms, whether or not capitalized, that are used herein but not defined and that are defined in the Terms Agreement shall have the respective meanings ascribed thereto in the Terms Agreement.

In consideration of the agreement by the Agent to offer and sell the Securities, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Agent that, during the period beginning on the date hereof and ending on the date that is • days from the date of the Terms Agreement (the “Restricted Period”), the undersigned will not, without the prior written consent of the Agent, (i) except as permitted by the following paragraph, directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any of the Company’s Class A Common Shares or any securities convertible into or exercisable or exchangeable for the Company’s Class A Common Shares, including, without limitation, partnership units in the Operating Partnership (such partnership units therein, the “Operating Partnership Units”) whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or make any demand for, or exercise any right with respect to, the registration of any of the Lock-up Securities or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or publicly disclose the intention to make any such offer, sale, pledge or disposition[; provided that this clause (i) shall not prohibit (a) any communications that MGM Resorts International (including its consolidated subsidiaries, with the exception of the Company and its consolidated subsidiaries, “MGM”) may have with third parties about potential real estate and other third party transactions, some or all of the consideration for which may consist of Lock-Up Securities, which communications shall not be considered “offers” for purposes of this clause (i), or (b) public disclosure by MGM of its intentions with respect to such Lock-Up Securities to the extent such public disclosure is consistent with prior public disclosure by MGM or considered appropriately responsive investor relations activity, in each case, as determined in good faith by MGM]3, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, regardless of whether any such swap or transaction is to be settled by delivery of Class A Common Shares or such other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Agent:

(i) as a bona fide gift or gifts or as dispositions by will or intestacy; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners, members or stockholders of or other holders of equity interests in the undersigned or the estate of any of the foregoing; or

(iv) to a corporation, partnership, limited liability company or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned and/or members of the undersigned’s immediate family; or

(v) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(vi) to a nominee or custodian or a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above; or

(vii) with respect to Operating Partnership Units, as an exchange of Operating Partnership Units for Class A Common Shares as permitted or required by the limited liability company agreement of the Company in the manner set forth in the Registration Statement, the General Disclosure Package and the Prospectus; or

(viii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Class A Common Shares involving a “change of control” (as defined below) of the Company occurring after the consummation of the Public Offering, that has been approved by the board of directors of the Company; provided that in the event that the tender offer, merger, consolidation or other such

[3]	Note to Draft: Bracketed text to be included in MGM and MGM subsidiary Lock-Up Agreements only.

transaction is not completed, the undersigned’s Class A Common Shares shall remain subject to the terms of this agreement. For purposes of this clause (viii), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company[; or

(ix) to the Company or the Operating Partnership (or any of their respective subsidiaries), to the extent such Lock-Up Securities are held by MGM (or any of its subsidiaries)]4,

provided that in the case of any transfer, donation, exchange or distribution pursuant to clauses (i) through (vii) above, (1) the Agent receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Exchange Act (except with regards to a disposition by will or intestacy), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

Notwithstanding the foregoing, the Company may establish or amend a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Class A Common Shares, provided that (i) such plan does not provide for the transfer of the Class A Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Shares may be made under such plan during the Restricted Period.

Furthermore, during the Restricted Period, the undersigned may sell Class A Common Shares of the Company purchased by the undersigned on the open market following the date of the Terms Agreement if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[4]	Note to Draft: Bracketed text to be included in MGM and MGM subsidiary Lock-Up Agreements only.

Very truly yours,

Signature:

Print Name:

Annex C

Form of Forward Confirmation

Date:	[ ]

To:	MGM Growth Properties LLC
[address]

From:	[Dealer Name and Notice Information]

Re:	Confirmation for Registered Share Forward Transactions

Ladies and Gentlemen:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between [Dealer Name] (“Dealer”) and MGM Growth Properties LLC, Delaware limited liability company (“Counterparty”) on the Trade Date specified below (the “Transaction”). Certain additional terms of the Transaction shall be set forth in the pricing supplement delivered hereunder in the form of Annex A hereto (the “Pricing Supplement”), which shall supplement, form a part of and be subject to this letter agreement. This letter agreement, together with the Pricing Supplement, shall constitute a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

The Agreement and this Confirmation, together with the Pricing Supplement, evidence a complete binding agreement between Counterparty and Dealer as to the terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

This Confirmation, together with the Pricing Supplement, shall supplement, form a part of, and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement as if we had executed an agreement in such form on the date of this Confirmation (but without any Schedule except for the elections that (i) the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to both parties, with a “Threshold Amount” for Dealer equal to 3% of stockholders’ equity of [Dealer / Dealer’s Parent] and a “Threshold Amount” for Counterparty equal to USD 75,000,000, provided that (x) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof, (y) “Specified Indebtedness” has the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business and (z) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y) funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;” (ii) the Credit Event Upon Merger provisions will apply to both parties, and (iii) Automatic Early Termination will not apply to either party, and with the other modifications and elections provided herein).

1

THIS CONFIRMATION (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THE PRICING SUPPLEMENT) AND THE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE AGREEMENT, THIS CONFIRMATION OR THIS TRANSACTION.

The parties hereby agree that, other than the Transaction to which this Confirmation relates and any other registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Transaction”), no Transaction shall be governed by the Agreement.

If, in relation to this Transaction, there is any inconsistency between the Agreement, this Confirmation, the Pricing Supplement and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) the Pricing Supplement; (ii) this Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

For purposes of the Equity Definitions, this Transaction will be deemed to be a Share Forward Transaction.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[ ].

Effective Date:	The first day occurring on or after the Trade Date on which Shares sold through [Agent Name], acting as forward seller for Dealer (in such capacity, the “Agent”), pursuant to the Sales Agreement dated April 30, 2019 between Counterparty, Dealer, the Agent and the other parties thereto (the “Sales Agreement”) have settled.

Buyer:	Dealer

Seller:	Counterparty

Shares:	Class A common shares representing limited liability company interests of Counterparty (Ticker Symbol: “MGP”).

Number of Shares:	The aggregate number of Shares sold through the Agent acting as forward seller for Dealer pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date. On each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Dealer, (ii) any Settlement Date and (iii) [indicate a calendar date][1]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Maturity Date, all determined in accordance with the terms hereof.

[1]	To be the last Trading Day of the Forward Hedge Selling Period, as set forth in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

2

Maturity Date:	[ ] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Initial Forward Price:	[ ]% of the volume-weighted average price at which the Shares are sold through the Agent acting as forward seller for Dealer pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, as determined by Dealer and subject to adjustment by the Calculation Agent by application of (i) the Daily Rate and (ii) if a Forward Price Reduction Date occurs during the Forward Hedge Selling Period, the applicable Forward Price Reduction Amount, in each case in the same manner as adjustments are made to the Forward Price pursuant to the definition thereof.

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b) on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price as determined in accordance with the foregoing for such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable hedge positions in respect of this Transaction).

Notwithstanding any other provision herein to the contrary, the Forward Price shall in no event be less than USD 0.01 per Share.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) the Overnight Bank Rate (or, if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) for such day minus (b) the Spread divided by (ii) 360.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[ ]%.

3

Forward Price Reduction Dates:	As set forth on Schedule I.

Forward Price Reduction
Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material”.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) for Dealer to refrain from or decrease any market activity in connection with this Transaction.

Exchange:	The New York Stock Exchange.

Related Exchange:	All Exchanges.

Clearance System:	The Depository Trust Company.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Settlement Terms:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent).

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date that is either:

(a) designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, if Physical Settlement applies, and (ii) [ ] Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer (or its affiliate) shall fully unwind Dealer’s hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than one Settlement Cycle prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

4

(b) designated by Dealer as a Settlement Date pursuant to Section 8(b) below;

provided that in each case the Maturity Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero; and provided further that, following the occurrence of at least three consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall, subject to clause (ii) in “Settlement Method Election” below, recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, such settlement or Dealer’s related market activity in respect of such date would result, or is reasonably likely to result, in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

Settlement Shares:	(a) With respect to any Settlement Date other than the Maturity Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant Section 8(b) below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Number of Shares at that time and (ii) in the case of a designation by Counterparty, be at least equal to the lesser of 300,000 and the Number of Shares at that time; and

(b) with respect to the Settlement Date on the Maturity Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty, as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (A) in a manner that, in the reasonable discretion of Dealer, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and would not raise material risks under applicable securities laws or (B) due to the occurrence of three Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Section 8(b) below) and (iv) if the Maturity Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date.

5

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty in the form set forth in paragraphs (c), (e) and (l) in Section 7 below.

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

(a)   (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.03, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer (or its affiliate) purchases Shares during the Unwind Period to unwind Dealer’s hedge (or, if Net Share Settlement applies, to unwind all or a portion of Dealer’s hedge, including any purchases of Shares for delivery to Counterparty, in each case as determined by Dealer), in each case with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

6

(b)   the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the applicable Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date for such Transaction through the date that is one Settlement Cycle preceding such Settlement Date, subject to “Termination Settlement” as described in Section 8(b) below.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.75 times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions, minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Potential Adjustment Event:	Notwithstanding anything to the contrary in Section 11.2(e) of the Equity Definitions, the declaration or payment of a cash dividend other than an Early Ordinary Dividend shall not constitute a Potential Adjustment Event.

7

Consequences of Early Ordinary
Dividend Payment:	Notwithstanding anything to the contrary in Section 11.2(c) of the Equity Definitions, if an ex-dividend date for any cash dividend for any calendar quarter that is not an Excess Dividend or an Extraordinary Dividend (each as defined below) occurs before the Forward Price Reduction Date corresponding to such quarter (an “Early Ordinary Dividend”), the Calculation Agent shall make such commercially reasonable adjustments to the exercise, settlement, payment or any other terms of the Transaction as the Calculation Agent determines appropriate to account for the economic effect on the Transaction of the timing of such Early Ordinary Dividend.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event, except any Extraordinary Event that also constitutes a Bankruptcy Termination Event (as defined below) and expressly excluding Failure to Deliver, Hedging Disruption, Increased Cost of Hedging and Increased Cost of Stock Borrow, shall be as specified below under the headings “Acceleration Events” in Section 8(a) and “Termination Settlement” in Section 8(b).

Tender Offer:	The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by adding “, or of the outstanding Shares,” before “of the Issuer” in the fourth line thereof.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	For the purposes of Section 8(a)(vi) hereof, the definition of “Change in Law” in Section 12.9(a)(ii) of the Equity Definitions is hereby amended as follows:

a. Adding the words “or Hedge Positions” after the word “Shares” in clause (X) thereof;

b. The words “a party to such Transaction” in the fifth line are replaced with “Dealer”;

c. The word “it” in the seventh line is replaced with “either party”;

d. Any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date; and

8

e. Replace the parenthetical beginning after the word “regulation” in the second line thereof with “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable, if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:	Applicable.

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) replacing “either party” in the fourth sentence thereof with “Hedging Party”.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions is hereby amended by (i) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and (ii)(1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C), (3) replacing in the penultimate sentence the words “either party” with “the Hedging Party” and (4) deleting clause (X) in the final sentence.

Initial Stock Loan Rate:	[ ] basis points per annum.

Hedging Party:	For all applicable Additional Disruption Events, Dealer or any of its affiliates.

Determining Party:	For all applicable Extraordinary Events and Acceleration Events (as defined below), Dealer.

Non-Reliance\ Agreements and
Acknowledgments Regarding
Hedging Activities\Additional
Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under this Transaction, in whole or in part, to (A) a wholly-owned subsidiary of Dealer, whose obligations hereunder are fully and unconditionally guaranteed by Dealer or any guarantor of Dealer, or (B) any other wholly-owned direct or indirect subsidiary of Dealer with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer without the consent of Counterparty; provided that, at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9, W-8IMY (indicating “qualified derivatives dealer” status) or W-8ECI with respect to any payments or deliveries under the Agreement.

9

2. Calculation Agent:	Dealer or any of its affiliates, whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within five (5) Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

3. Account and Notices Details:

(a) Account for delivery	To be furnished.
of Shares to Dealer:

(b) Account for delivery	To be furnished.
of Shares to Counterparty:

(c) Account for payments to
Dealer:	To be furnished.

(d) Account for payments	To be furnished.
to Counterparty:

(e) For purposes of this Confirmation:

(i)	Address for notices or communications to Dealer:

[    ].

(ii)	Address for notices or communications to Counterparty:

[    ].

4. Offices:

(a)	The Office of Dealer for this Transaction is: [ ].

(b)	The Office of Counterparty for this Transaction is: Inapplicable, Counterparty is not a Multi-branch Party.

10

5. Other provisions:

(a)

Conditions to Effectiveness. This Transaction shall be (i) effective if and only if Shares are sold by the Agent acting as forward seller for Dealer on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement, and (ii) shall be subject to the satisfaction or waiver by Dealer of the following conditions on the Hedge Completion Date: (x) the condition that the representations and warranties of Counterparty contained in the Sales Agreement, any certificate delivered pursuant thereto by Counterparty, this Confirmation and the Agreement are true and correct as of the Hedge Completion Date, as if made on the Hedge Completion Date, (y) the condition that Counterparty has performed all of the obligations required to be performed by it under the Sales Agreement, this Confirmation and the Agreement on or prior to the Hedge Completion Date; and (z) all the conditions set forth or referenced in Section 5 of the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

(b)

Sales Agreement Representations and Warranties. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Sales Agreement.

6. Agreements and Acknowledgments Regarding Shares:

(a)

Counterparty agrees and acknowledges that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(b)

Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer (or its affiliates) hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c)

Counterparty agrees and acknowledges that Dealer (or its affiliates) will hedge Dealer’s exposure to this Transaction by selling Shares borrowed from third-party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or its affiliates) in connection with this Transaction may be used by Dealer (or its affiliates) to return to securities lenders without further registration or other restrictions under the Securities Act irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Section 8(c) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or its affiliates) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(d)

Counterparty agrees and acknowledges that Counterparty has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

11

(e)

Unless the provisions set forth under Section 8(c) below are applicable, Dealer agrees to use or cause its affiliates to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.

(f)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Dealer shall use its reasonable efforts, based on the advice of counsel, to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate.

7. Additional Representations, Warranties and Covenants:

(a)

Eligible Contract Participant. Each party represents that it is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(b)

Tax Disclosures. Notwithstanding any provision in this Confirmation or the Agreement, in connection with Section 1.6011-4 of the Treasury Regulations, the parties hereby agree that each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of this Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

(c)

No Manipulation. Counterparty represents and warrants to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction that Counterparty is not entering into this Transaction or making any election hereunder to create, and will not engage in any other securities or derivative transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(d)

No Accounting Representations. Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity or under FASB’s Liabilities & Equity Project.

(e)

Regulatory Filings. Counterparty represents and warrants to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction that each of Counterparty’s filings that are required to be filed under the Exchange Act have been filed with the Securities and Exchange Commission and, as of the respective dates thereof and as of the date of this representation, such filings when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings) do not contain any misstatement of material fact or any omission of material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

12

(f)

No Deposit Insurance. Counterparty understands and acknowledges that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(g)

Solvency. Counterparty represents and warrants to Dealer on the Trade Date and on any date when Counterparty designates a Settlement Date that it is not, and entering into, performing or settling this Transaction will not cause it to be, insolvent, its financial condition is such that it has no need for liquidity with respect to its investment in this Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness, its investments in and liabilities in respect of this Transaction, which it understands are not readily marketable, are not disproportionate to its net worth, and it is able to bear any loss in connection with this Transaction, including the loss of its entire investment in this Transaction.

(h)

Purchases of Shares. Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under any Additional Confirmation, under an agreement with another party or otherwise, that might reasonably be expected to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(i)

No Distribution. Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) or 102(b)(7) of Regulation M, that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(j)

No Material Non-public Information. Counterparty represents and warrants to Dealer on the Trade Date, on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction that it is not in possession of and is not aware of any material non-public information with respect to Counterparty or the Shares.

(k)

Rule 10b-18. Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) under the Exchange Act by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18). During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or Counterparty expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

13

(l)

Rule 10b5-1. Counterparty and Dealer intend that, following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer (or its affiliates) during any Unwind Period comply with the requirements of Rule 10b5-1(c) under the Exchange Act. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Transaction under Rule 10b5-1. Counterparty and Dealer acknowledge and agree that Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether Dealer effects any transactions in Shares during any Unwind Period, including, without limitation, the price it pays or receives per Share pursuant to such transactions or whether such transactions are made on any securities exchange or privately. Counterparty acknowledges that Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act. It is the intent of Counterparty and Dealer that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and Counterparty shall take no action that results in this Transaction not so complying with such requirements.

(o)

Reporting Requirements. To Counterparty’s knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article VIII of the Amended and Restated Limited Liability Company Agreement of MGM Growth Properties LLC (the “LLC Operating Agreement”).

(p)

Investment Company. Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)

Certain Notices. Counterparty will, by the next succeeding Scheduled Trading Day, notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(r)

Authorizations. Counterparty represents and warrants to Dealer that no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

8. Other Provisions

(a)	Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i)

Stock Borrow Event. In the commercially reasonable judgment of Dealer, (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

(ii)

Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price

14

Reduction Date exceed, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I (such cash dividend, an “Excess Dividend”), (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer that, in the determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii)

ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case (except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement) the provisions of Section 8(b) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv)	Stock Price Event. If any time after the Trade Date the traded price per Share on the Exchange is less than or equal to 50% of the Initial Forward Price;

(v)

Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). The “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation, regulatory order or stock exchange rules (other than any obligations under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder, in each case, as in effect on the Trade Date) or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding; or

(vi)	Other ISDA Events. The occurrence of an Announcement Date in respect of any Merger Event, Tender Offer, Nationalization, Insolvency or Delisting, or the occurrence of any Change in Law.

(b)

Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective

15

Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

(c)

Private Placement Procedures. If Counterparty is unable to comply with the provisions of Section 6(c) above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer (or its affiliate) by Counterparty may not be freely returned by Dealer (or its affiliate) to securities lenders as described under such Section 6(c), or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i)

If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

16

(ii)

If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(d)

Indemnity. Counterparty agrees to indemnify and hold harmless Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Confirmation, the performance by the parties hereto of their respective obligations under this Transaction, any breach or alleged breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement or the consummation of the transactions contemplated hereby. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty are determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement. The provisions of this Section 8(d) shall survive any termination or completion of this Transaction and any assignment, transfer and/or delegation of this Transaction made pursuant to the Agreement or this Confirmation shall inure to the benefit of any permitted assignee or transferee of Dealer.

(e)

Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of this Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(f)

Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer (a “Bankruptcy Termination Event”), this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation or the Agreement prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer.

17

(g)

Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on the advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(h)

Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 8% of the number of then-outstanding Shares or such lower number of Shares as Dealer notifies Counterparty would, in its reasonable judgment of Dealer’s counsel, present legal or regulatory issues for Dealer or its affiliates. The “Outstanding Share Percentage” as of any day is the fraction (a) the numerator of which is the aggregate of (i) the Number of Shares for this Transaction, (ii) the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions, and (iii) the “Number of Shares” (however defined) under all other Forward Contracts (as defined in the Sales Agreement) and (b) the denominator of which is the number of Shares outstanding on such day.

(i)

Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder, including any “group” of which Dealer or its affiliates is a part, (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 8% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares or 5% or more of Counterparty’s outstanding voting power as of the Trade Date (the “Exchange Limit”), or (iv) such acquisition would result in a violation of any restriction on ownership and transfers set forth in Article VIII of the LLC Operating Agreement (the “Counterparty Stock Ownership Restriction”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit, or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restriction. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit, or (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restriction, as applicable.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

18

Counterparty represents and warrants to, and agrees with Dealer that, ownership positions of Counterparty’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VIII of the LLC Operating Agreement, except for purposes of Section 8.1(d) thereof, and Counterparty shall interpret the LLC Operating Agreement in accordance with the foregoing.

Dealer represents and warrants that, as of the Trade Date, if Dealer received the maximum number of Shares hereunder assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder were applicable, then the Counterparty Stock Ownership Restriction would not apply so as to limit the number of Shares that Dealer could receive hereunder.

(j)

Other Forward(s). Counterparty agrees that (x) it shall not cause to occur, or permit to exist, any Forward Hedge Selling Period at any time there is (1) a “Forward Hedge Selling Period” (or equivalent concept) relating to any other issuer forward sale or similar transaction (including, without limitation, any “Transaction” under (as and defined under) any substantially identical confirmation) with any financial institution other than Dealer (an “Other Forward Transaction”), (2) any “Unwind Period” (or equivalent concept) hereunder or under any Other Forward Transaction or (3) any other period in which Counterparty directly or indirectly issues and sells Shares pursuant to an underwriting agreement (or similar agreement including, without limitation, any equity distribution or sales agreement) (such period, a “Selling Period”) that Counterparty enters into with any financial institution other than Dealer, and (y) Counterparty shall not cause to occur, or permit to exist, an Unwind Period at any time there is an “Unwind Period” (or equivalent concept) under any Other Forward Transaction, a “Forward Hedge Selling Period” (or equivalent concept) relating to any Other Forward Transaction, or any Selling Period.

(k)	Agreements Regarding the Pricing Supplement.

(i)	Counterparty accepts and agrees to be bound by the contractual terms and conditions as set forth in the Pricing Supplement.

(ii)

Counterparty and Dealer agree and acknowledge that (w) the transactions contemplated by this Confirmation and the Pricing Supplement will be entered into in reliance on the fact that this Confirmation and the Pricing Supplement form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such transactions, (x) this Confirmation, together with the Pricing Supplement, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (y) the Pricing Supplement, regardless of whether the Pricing Supplement is transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (z) this Confirmation constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Confirmation and the Pricing Supplement.

(iii)

Counterparty and Dealer further agree and acknowledge that this Confirmation, together with the Pricing Supplement, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

(l)

[Representations and covenants with respect to Dealer’s agents for the Transaction (if any), QFC Stay Rules (to the extent applicable), regulatory requirements in non-U.S. jurisdictions, if applicable, including ISDA 2016 Bail-in Art 55 BRRD Protocol, 2013 EMIR Protocol, etc.]

19

(m)

Tax Provisions. For the purpose of Section 3(e) of the Agreement, each of Counterparty and Dealer makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

For the purpose of Section 3(f) of the Agreement:

Counterparty represents that it is a U.S. person for U.S. federal income tax purposes.

Dealer makes the following representations: 2

[(i) It is a banking societe anonyme organized and existing under the laws of the Republic of France.

(ii) It is classified as a corporation for United States federal income tax purposes.

(iii) It is a “foreign person” as such term is used in Section 1.6041-4(a)(4) of the U.S. Treasury Regulations.

(iv) Each payment received or to be received by it in connection with the Agreement will not be effectively connected with its conduct of a trade or business in the United States, and it is a “non-U.S. branch of a foreign person” as such term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations.]

For the purpose of Section 4(a)(i) of the Agreement:

Party required to deliver document	Form / Document / Certificate	Date by which to be delivered
Dealer	Internal Revenue Service Form W-9 or applicable W-8 or its successor form.	(i) Upon execution of the Agreement, (ii) promptly upon reasonable demand by the Counterparty and (iii) promptly upon learning that any such form previously provided by Dealer has become obsolete or incorrect.

Counterparty	Internal Revenue Service Form W-9, or its successor form, with the “C Corporation” box checked on line 3 thereof.	(i) Upon execution of the Agreement, (ii) promptly upon reasonable demand by the Counterparty and (iii) promptly upon learning that any such form previously provided by Dealer has become obsolete or incorrect.

[2]	To be replaced with Dealer-specific representations, as applicable.

20

(n)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(o)

Status in Bankruptcy. Subject to Section 8(f), Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to this Transaction that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Transaction; provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transactions other than this Transaction.

(p)

No Collateral. Notwithstanding any provision of this Confirmation, the Agreement, Equity Definitions or any other agreement between the parties to the contrary, the obligations of Counterparty under this Transaction are not secured by any collateral.

(q)

Determining Party’s Actions. For the avoidance of doubt, whenever the Determining Party is called upon to act, exercise judgement or discretion in any way, the Determining Party shall do so in good faith and in a commercially reasonable manner.

(r)

Set-Off and Netting. Dealer agrees not to set-off or net amounts due from Counterparty with respect to this Transaction against amounts due from Dealer to Counterparty under obligations other than Equity Contracts (as defined in the Agreement). Section 2(c) of the Agreement as it applies to payments due with respect to this Transaction shall remain in effect and is not subject to the first sentence of this provision. The parties agree that Section 6(f) of the Agreement is amended to read as follows:

“Upon the occurrence of an Event of Default or Termination Event with respect to either party as the Defaulting Party or the Affected Party (“X”), the Non-defaulting Party or Non-affected Party, as applicable (“Y”), will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X under an Equity Contract owed to Y (or any Affiliate of Y) (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) under an Equity Contract owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off or application effected under this provision.

“Equity Contract” shall mean, for purposes of this Section 6(f), any transaction relating to Shares between X and Y (or any Affiliate of Y) that qualifies as ‘equity’ under applicable accounting rules. Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into USD at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.”

21

Nothing in this provision shall be effective to create a charge or other security interest. This provision shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

[SIGNATURE PAGE FOLLOWS]

22

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to [    ] at [Dealer] (email [    ]).

Very truly yours,
[Dealer]

By:
Authorized Signatory
Name:
Title:

Confirmed as of the date first above written:

MGM Growth Properties LLC

By:
Authorized Signatory
Name:
Title:

[Signature Page to Registered Forward Transaction Confirmation]

SCHEDULE I

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:

Trade Date	USD 0.00

[ ], 20[ ]	USD[ ]

[ ], 20[ ]	USD[ ]

—	—

[ ], 20[ ]	USD[ ]

Maturity Date	USD 0.00

ANNEX A

PRICING SUPPLEMENT

[DEALER NAME AND ADDRESS]

Date:     [    ]

To:     MGM Growth Properties LLC

  [address]

Attention: [    ]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [        ] (the “Confirmation”) between MGM Growth Properties LLC (“Counterparty”) and [Dealer Name] (“Dealer”). The purpose of this Pricing Supplement is to notify you of certain terms of the Transaction entered into between Counterparty and Dealer under the Confirmation.

This Pricing Supplement supplements, forms part of, and is subject to the Confirmation (as amended and supplemented from time to time).

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [        ];

(b) the Number of Shares shall be [        ], subject to further adjustment in accordance with the terms of the Confirmation; and

(c) the Initial Forward Price shall be USD [        ].

Very truly yours,
[Dealer]

By:
Authorized Signatory
Name:
Title: